  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1996
                                                       REGISTRATION NO 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                               ---------------
                     MELLON PREFERRED CAPITAL CORPORATION
     (Exact name of Registrant as specified in its governing instruments)
                               ---------------
                               ONE BOSTON PLACE
                          BOSTON, MASSACHUSETTS 02108
                                (617) 722-7610
                   (Address of principal executive offices)
                               ---------------
                               CARL KRASIK, ESQ.
                          1910 ONE MELLON BANK CENTER
                        PITTSBURGH, PENNSYLVANIA 15258
                                (412) 234-5222
                    (Name and address of agent for service)

                                WITH COPIES TO:
       ROBERT K. MORRIS, ESQ.                 MARK J. WELSHIMER, ESQ.
      REED SMITH SHAW & MCCLAY                  SULLIVAN & CROMWELL
          435 SIXTH AVENUE                       125 BROAD STREET
   PITTSBURGH, PENNSYLVANIA 15219            NEW YORK, NEW YORK 10004
         TEL (412) 288-3131                     TEL (212) 558-4000
         FAX (412) 288-3063                     FAX (212) 558-3588
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                           ---------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                          ----------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                   PROPOSED        PROPOSED
                                       AMOUNT      MAXIMUM          MAXIMUM
                 TITLE OF SECURITIES   BEING    OFFERING PRICE     AGGREGATE        AMOUNT OF
                  BEING REGISTERED   REGISTERED  PER SHARE(1)  OFFERING PRICE(1) REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Non-Cumulative Preferred Stock,
 Series A, par value $0.01 per
 share.............................. 8,000,000      $25.00       $200,000,000       $68,965.52

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 of the Securities Act of 1933.
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                    ITEM NUMBER AND CAPTION                      LOCATION IN PROSPECTUS
                    -----------------------                      ----------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus...............   Outside Front Cover Page
  2. Inside Front and Outside Back Cover
     Pages of Prospectus..................................   Inside Front Cover Page;
                                                             Outside Back Cover Page
  3. Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges.........................   Prospectus Summary; Risk
                                                             Factors; The Company; Business
                                                             and Strategy; Certain
                                                             Transactions Constituting the
                                                             Formation
  4. Determination of Offering Price......................   Not Applicable
  5. Dilution.............................................   Not Applicable
  6. Selling Security Holders.............................   Not Applicable
  7. Plan of Distribution.................................   Underwriting
  8. Use of Proceeds......................................   Use of Proceeds
  9. Selected Financial Data..............................   Not Applicable
 10. Management's Discussion and Analysis of
     Financial Condition and Results of Operations........   Not Applicable
 11. General Information as to Registrant.................   Prospectus Summary; The
                                                             Company; Management; Business
                                                             and Strategy; Certain
                                                             Transactions Constituting the
                                                             Formation
 12. Policy with Respect to Certain Activities............   Business and Strategy--
                                                             Management Policy and Programs
 13. Investment Policies of Registrant....................   Business and Strategy--
                                                             Management Policy and Programs
 14. Description of Real Estate...........................   Not Applicable
 15. Operating Data.......................................   Not Applicable
 16. Tax Treatment of Registrant and Its Security Holders.   Federal Income Tax
                                                             Considerations; ERISA
                                                             Considerations
 17. Market Price of and Dividends on the Registrant's
     Common Equity and Related Stockholder Matters........   Business and Strategy--
                                                             Dividends; Certain Transactions
                                                             Constituting the Formation
 18. Description of Registrant's Securities...............   Description of Capital Stock;
                                                             Description of Series A
                                                             Preferred Shares

                 ITEM NUMBER AND CAPTION                   LOCATION IN PROSPECTUS
                 -----------------------                   ----------------------
 19. Legal Proceedings..............................   Business and Strategy--Legal
                                                       Proceedings
 20. Security Ownership of Certain Beneficial
     Owners and Management..........................   Certain Transactions
                                                       Constituting the Formation;
                                                       Management--Beneficial
                                                       Ownership of Stock
                                                       of MBC
 21. Directors and Executive Officers...............   Management
 22. Executive Compensation.........................   Management
 23. Certain Relationships and Related Transactions.   Risk Factors; Use of Proceeds;
                                                       Business and Strategy--
                                                       Management Policies and
                                                       Programs; Certain Transactions
                                                       Constituting the Formation
 24. Selection, Management and Custody of
     Registrant's Investments.......................   Risk Factors--Relationship with
                                                       Boston Safe and its Affiliates;
                                                       Conflicts of Interest; --Risks
                                                       Associated with Mortgage Loans
                                                       Generally; Business and
                                                       Strategy--Management Policies
                                                       and Programs; --Servicing;
                                                       Management--The Advisor
 25. Policies with Respect to Certain Transactions..   Risk Factors; Business and
                                                       Strategy--Management Policies
                                                       and Programs; Management;
                                                       Certain Transactions
                                                       Constituting the Formation
 26. Limitations of Liability.......................   Management
 27. Financial Statements and Information...........   Index to Financial Statements
 28. Interests of Named Experts and Counsel.........   Experts; Validity of Securities
 29. Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities.   Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE   +
+SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY  +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE      +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE    +
+UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF  +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED SEPTEMBER  , 1996
                                8,000,000 SHARES
                      MELLON PREFERRED CAPITAL CORPORATION
                    % NON-CUMULATIVE PREFERRED STOCK, SERIES A
                   (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                                  ----------
  Dividends on the % Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, liquidation preference $25.00 per share (the "Series A Preferred Shares"), of Mellon Preferred Capital Corporation, a Massachusetts corporation
(the "Company"), will accrue from     , 1996 and will be payable quarterly on
or about the last day of March, June, September and December of each year, commencing December 31, 1996, at the rate of % of the initial liquidation
preference per annum (an amount equal to $   per annum per share). Such
dividends will be payable when, as and if declared by the Board of Directors of the Company in its sole discretion out of funds legally available for such payment.
  Dividends on the Series A Preferred Shares will not be cumulative, and, if for any reason a dividend on the Series A Preferred Shares is not declared for a dividend period, the Company will have no obligation to pay a dividend for such period, whether or not dividends on the Series A Preferred Shares are declared for any future dividend period. If, however, full dividends have not been paid or set aside for payment on the Series A Preferred Shares in respect of a dividend period, the Company may not declare or pay dividends on its
Common Stock, par value $0.01 per share (the "Common Stock"), during such period.
  The Series A Preferred Shares are not redeemable prior to     , 2001, except
upon the occurrence of a Tax Event (as described herein). On and after     ,
2001, the Series A Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at a redemption price of $25.00 per share, plus an amount equal to the dividend for the then-current quarterly dividend period accrued to but excluding the date of such redemption (whether or not declared, but without accumulation of dividends for prior dividend periods).
The Series A Preferred Shares will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company.
  The Company is engaged in the business of acquiring, holding and managing real estate mortgage assets. The Company's initial assets were acquired from Boston Safe Deposit and Trust Company, a Massachusetts trust company ("Boston Safe"), and the Company expects that all of the mortgage assets acquired by it in the future will be acquired from Boston Safe or its affiliates. All of the shares of the Company's Common Stock are indirectly owned by Boston Safe.
Mellon Bank Corporation ("MBC"), which indirectly owns all of the issued and outstanding shares of capital stock of Boston Safe, has indicated to the
Company that, so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Stock.
  THESE SECURITIES ARE NOT DEPOSITS. THESE SECURITIES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.
  A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, BOSTON SAFE OR MBC. NO OBLIGATION OF THE COMPANY IS GUARANTEED
BY BOSTON SAFE OR MBC.
  The Company expects to qualify as a real estate investment trust for federal income tax purposes commencing with the taxable year ending December 31, 1996. No person or persons acting as a group is permitted to beneficially own more than 9.9% of the value of any series of Preferred Stock of the Company, including the Series A Preferred Shares, with limited exceptions.
  Prior to the offering, there has been no market for the Series A Preferred Shares. Application has been made to list the Series A Preferred Shares on the
New York Stock Exchange under the symbol "   ".
  SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SERIES A PREFERRED SHARES OFFERED HEREBY. AMONG THE RISKS WHICH PROSPECTIVE PURCHASERS SHOULD CONSIDER ARE THE FOLLOWING:
  . Limited prior operating history of the Company;
  . Dependence on Boston Safe as Advisor and Servicer;
  . Possible conflicts of interest between the Company and Boston Safe and its affiliates;
  . Possible restrictions on operations of the Company by bank regulatory authorities;
  . Possible adverse effect on the Company's cash flow in the event of a significant decline in interest rates; and
  . Geographic concentration in the Northeast and California of properties securing the Company's initial portfolio of mortgage loans.
                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

                                         INITIAL PUBLIC UNDERWRITING PROCEEDS TO
                                         OFFERING PRICE DISCOUNT(1)  COMPANY(2)
                                         -------------- ------------ -----------
Per Share..............................      $25.00         $            $
Total..................................   $200,000,000     $            $

- -----
(1) MBC and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) Before deducting expenses payable by the Company estimated at $   .
                                  ----------
  The Series A Preferred Shares are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Preferred Shares will be ready for delivery through the facilities of
The Depository Trust Company in New York, New York on or about     , 1996
against payment therefor in immediately available funds.
GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.
                                  ----------
                   The date of this Prospectus is     , 1996.

IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SHARES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ADDITIONAL INFORMATION....................................................   4
PROSPECTUS SUMMARY........................................................   5
 The Company..............................................................   5
 Risk Factors.............................................................   5
 The Offering.............................................................   6
 The Formation............................................................   8
 Business and Strategy....................................................   9
 Tax Status of the Company................................................  12
RISK FACTORS..............................................................  13
 Limited Operating History................................................  13
 Dependence upon Boston Safe as Advisor and Servicer......................  13
 Relationship with Boston Safe and its Affiliates; Conflicts of Interest..  13
 Bank Regulatory Restrictions on Operations of the Company................  14
 Interest Rate Risk.......................................................  14
 Risks Associated with Mortgage Loans Generally...........................  14
 Risk of Future Revisions in Policies and Strategies by Board of
  Directors...............................................................  17
 Tax Risks................................................................  17
 Risk Associated with Leverage............................................  18
 No Third Party Valuation of the Mortgage Loans; No Arm's-Length
  Negotiations with Affiliates............................................  18
 No Prior Market for Series A Preferred Shares............................  19
THE COMPANY...............................................................  19
USE OF PROCEEDS...........................................................  20
CAPITALIZATION............................................................  20
BUSINESS AND STRATEGY.....................................................  20
 General..................................................................  20
 Dividends................................................................  21
 Liquidity and Capital Resources..........................................  22
 General Description of Mortgage Assets; Investment Policy................  22
 Acquisition of Initial Portfolio.........................................  23
 Management Policies and Programs.........................................  23
 Description of Initial Portfolio.........................................  27
 Servicing................................................................  33
 Officers.................................................................  35
 Competition..............................................................  35
 Legal Proceedings........................................................  35
MANAGEMENT................................................................  36
 Directors and Executive Officers.........................................  36
 Beneficial Ownership of Stock of MBC.....................................  37

                                                                            PAGE
                                                                            ----
 Independent Directors.....................................................  38
 Audit Committee...........................................................  38
 Compensation of Directors and Officers....................................  38
 Limitations on Liability of Directors and Officers........................  38
 The Advisor...............................................................  39
CERTAIN TRANSACTIONS CONSTITUTING THE FORMATION............................  39
The Formation..............................................................  39
Benefits to Boston Safe and its Affiliates.................................  41
DESCRIPTION OF SERIES A PREFERRED SHARES...................................  42
 General...................................................................  42
 Dividends.................................................................  42
 Voting Rights.............................................................  43
 Redemption................................................................  44
 Rights Upon Liquidation...................................................  45
 Independent Director Approval.............................................  46
 Restrictions on Ownership.................................................  46
DESCRIPTION OF CAPITAL STOCK...............................................  47
 Common Stock..............................................................  47
 Preferred Stock...........................................................  47
 Restrictions on Ownership and Transfer....................................  48
FEDERAL INCOME TAX CONSIDERATIONS..........................................  50
 Taxation of the Company...................................................  50
 Failure to Qualify........................................................  55
 Taxation of United States Stockholders....................................  55
 Taxation of Foreign Stockholders..........................................  56
 Information Reporting Requirement and Backup Withholding Tax..............  58
 Other Tax Consequences....................................................  59
ERISA CONSIDERATIONS.......................................................  59
 General...................................................................  59
 Plan Asset Regulation.....................................................  60
 Prohibited Transactions...................................................  61
 Unrelated Business Taxable Income.........................................  61
EXPERTS....................................................................  62
RATINGS....................................................................  62
VALIDITY OF SECURITIES.....................................................  62
GLOSSARY...................................................................  63
INDEX TO FINANCIAL STATEMENTS.............................................. F-1
UNDERWRITING............................................................... U-1

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Series A Preferred Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Series A Preferred Shares offered hereby, refer to the Registration Statement and the exhibits thereto.

  The Registration Statement and the exhibits forming a part thereof filed by the Company with the Commission can be inspected at and copies can be obtained from the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  The Certificate of Vote establishing the rights, preferences and limitations of the Series A Preferred Shares provides that the Company shall maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for so long as any of the Series A Preferred Shares are outstanding.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. See "Glossary" commencing on page 63 for the definitions of certain terms used in this Prospectus. The offering of 8,000,000 shares of % Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, liquidation preference $25.00 per share (the "Series A Preferred Shares"), is referred to herein as the "Offering".

                                  THE COMPANY

  Mellon Preferred Capital Corporation (the "Company") is a Massachusetts corporation incorporated on March 26, 1996 as TBC Loan Co., Inc., which is engaged in the business of acquiring, holding and managing mortgage loans and mortgage-backed securities (together, "Mortgage Assets"). The Company will provide Boston Safe Deposit and Trust Company, a Massachusetts trust company ("Boston Safe"), and its parent, Mellon Bank Corporation, a Pennsylvania corporation ("MBC"), with a means of raising capital for bank regulatory purposes. The Series A Preferred Shares are expected to be treated as capital for regulatory purposes for both Boston Safe and MBC. The issuance of the Series A Preferred Shares by the Company is a more cost-effective means of raising capital for Boston Safe and MBC than if Boston Safe or MBC were to issue preferred stock itself because of the Company's ability to deduct for income tax purposes the dividends payable on the Series A Preferred Shares as a result of its qualification as a real estate investment trust (a "REIT"). The Company will elect to be subject to tax as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. All of the shares of the Company's Common Stock are owned by Bridgewater Land Company, Inc., a Massachusetts corporation ("Bridgewater"). Bridgewater is a wholly owned subsidiary of Boston Safe. MBC has indicated to the Company that, so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Stock. In addition, Massachusetts banking law requires Boston Safe to own directly or indirectly all the Common Stock of the Company so long as it directly or indirectly owns any Common Stock.

  A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, BOSTON SAFE OR MBC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY BOSTON SAFE OR MBC.

  The principal executive offices of the Company are located at One Boston Place, Boston, Massachusetts 02108-4402, telephone number (617) 722-7610.

                                  RISK FACTORS

  The purchase of the Series A Preferred Shares offered hereby is subject to certain risks. See "Risk Factors" commencing on page 13. Among such risks are the following:

  . The Company is a recently organized corporation with a limited operating history.

  . The Company will be dependent in virtually every phase of its operations on the diligence and skill of the officers and employees of Boston Safe and its affiliates.

  . Because of the relationship between the Company and Boston Safe, conflicts of interest may arise between Boston Safe and its affiliates and the Company.

  . As a subsidiary of Boston Safe, and consistent with regulations applicable to banking entities generally, the Company is subject to the risk that banking authorities will restrict the ability of the Company to transfer assets or make distributions to stockholders.

  . Because the rate at which dividends are required to be paid is fixed, a significant decline in interest rates might adversely affect the Company's ability to pay dividends on the Series A Preferred Shares.

  . Risks associated with Mortgage Loans generally, and particularly the geographic concentration of the Company's Mortgage Loan portfolio, could affect the value of the Mortgage Loans held by the Company and the Series A Preferred Shares.

  . The Board of Directors may amend or revise (in certain circumstances subject to the approval of a majority of the Independent Directors) the policies of the Company set forth herein, including the Company's policy regarding incurring indebtedness.

  . Because REIT status will afford the Company certain tax advantages, the Company is subject to risks associated with failing to maintain such status and any change in law which affects such status.

                                  THE OFFERING

  For a more complete description of the terms of the Series A Preferred Shares specified in the following summary, see "Description of Series A Preferred Shares".

ISSUER............................  Mellon Preferred Capital Corporation, a
                                    Massachusetts corporation engaged in
                                    the business of acquiring, holding and
                                    managing Mortgage Assets.

SECURITIES OFFERED................  8,000,000 Series A Preferred Shares.

RANKING...........................  With respect to the payment of dividends and amounts upon liquidation,
                                    the Series A Preferred Shares will rank
                                    senior to the Company's Common Stock
                                    and will rank on a parity with the
                                    Company's Floating Rate Non-Cumulative
                                    Preferred Stock, Series A2, par value
                                    $0.01 per share, liquidation preference
                                    $25.00 per share (the "Series A2
                                    Preferred Shares"). Additional shares
                                    of preferred stock, par value $0.01 per
                                    share, liquidation preference $25.00
                                    per share, of the Company (the
                                    "Preferred Stock") ranking senior to or
                                    on a parity with the Series A Preferred
                                    Shares may not be issued without the
                                    approval of a majority of the
                                    Independent Directors (as defined
                                    below).

USE OF PROCEEDS...................  The net proceeds to the Company from the Offering will be (i) used to pay
                                    the expenses of the Offering and the
                                    formation of the Company (currently
                                    estimated by the Company to be
                                    approximately $     in the aggregate)
                                    and (ii) to the extent not necessary
                                    therefor, distributed to Bridgewater.
                                    See "Use of Proceeds".

DIVIDENDS.........................  Dividends on the Series A Preferred
                                    Shares will accrue from the date of
                                    original issue and are payable
                                    quarterly on or about the last day of
                                    March, June, September and December of
                                    each year, commencing December 31,
                                    1996, at the rate of  % of the initial
                                    liquidation preference per annum (an
                                    amount equivalent to $   per share per
                                    annum). Dividends on the Series A
                                    Preferred Shares will not be
                                    cumulative, and, if for any reason a
                                    dividend on the Series A Preferred
                                    Shares is not declared for a dividend
                                    period, the Company will have no
                                    obligation to pay a dividend for such
                                    period, whether or not dividends on the
                                    Series A Preferred Shares are declared
                                    for any future dividend period. If,
                                    however, full dividends have not been
                                    paid or set aside for payment on the
                                    Series A Preferred Shares in respect of
                                    a dividend period, the Company may not
                                    declare or pay dividends on the Common
                                    Stock during such period. See
                                    "Description of Series A Preferred
                                    Shares--Dividends".

LIQUIDATION PREFERENCE............  The liquidation preference for each
                                    Series A Preferred Share is $25.00,
                                    plus an amount equal to the dividend
                                    for the then-current quarterly dividend
                                    period accrued to but excluding the
                                    date of payment of such preference
                                    (whether or not declared, but without
                                    accumulation of dividends for prior
                                    dividend periods). See "Description of
                                    Series A Preferred Shares--Rights Upon
                                    Liquidation".

REDEMPTION........................  The Series A Preferred Shares are not
                                    redeemable prior to       , 2001,
                                    except upon the occurrence of a Tax
                                    Event (as defined in "Description of
                                    Series A Preferred Shares--
                                    Redemption"). On and after       ,
                                    2001, the Series A Preferred Shares may
                                    be redeemed for cash at the option of
                                    the Company, in whole or in part, at a
                                    redemption price of $25.00 per share,
                                    plus an amount equal to the dividend
                                    for the then-current quarterly dividend
                                    period accrued to but excluding the
                                    date of such redemption (whether or not
                                    declared, but without accumulation of
                                    dividends for prior dividend periods).
                                    Upon the occurrence of a Tax Event, the
                                    Company will have the right at any time
                                    to redeem the Series A Preferred
                                    Shares, in whole (but not in part), at
                                    a redemption price of $25.00 per share,
                                    plus an amount equal to the dividend
                                    for the then-current quarterly dividend
                                    period accrued to but excluding the
                                    date of such redemption (whether or not
                                    declared, but without accumulation of
                                    dividends for prior dividend periods).

                                    The Series A Preferred Shares will not
                                    be subject to any sinking fund or
                                    mandatory redemption and will not be
                                    convertible into any other securities
                                    of the Company. Any redemption of the
                                    Series A Preferred Shares will be
                                    subject to the prior approval of the
                                    Board of Governors of the Federal
                                    Reserve System (the "Federal Reserve
                                    Board") and the Federal Deposit
                                    Insurance Corporation (the "FDIC"). See
                                    "Description of Series A Preferred
                                    Shares--Redemption".

VOTING RIGHTS.....................  Except as described herein with respect to certain voting rights in the
                                    Company, holders of Series A Preferred
                                    Shares will not have any voting rights.
                                    In any matter in which the Series A
                                    Preferred Shares may vote (as expressly
                                    provided herein or as may be required
                                    by law), each Series A Preferred Share
                                    will be entitled to one vote. See
                                    "Description of Series A Preferred
                                    Shares--Voting Rights". Ownership of
                                    more than 9.9% of any outstanding
                                    series of Preferred Stock, including
                                    the Series A Preferred Shares offered
                                    hereby, is restricted in order to
                                    preserve the Company's status as a REIT
                                    for federal income tax purposes. See
                                    "Description of Capital Stock--
                                    Restrictions on Ownership and
                                    Transfer".

TRADING...........................  Application has been made to list the
                                    Series A Preferred Shares on the New
                                    York Stock Exchange under the symbol
                                    "   ".

RATINGS...........................  It is expected that the Series A
                                    Preferred Shares will be rated     by
                                    Moody's Investors Service, Inc. and
                                    by Standard and Poor's Ratings Group. A
                                    security rating is not a recommendation
                                    to buy, sell or hold securities and may
                                    be subject to revision or withdrawal at
                                    any time by the assigning rating
                                    organization.

                                 THE FORMATION

  Prior to or simultaneously with the completion of the Offering, the Company, Boston Safe and Bridgewater will engage in the transactions described under "Certain Transactions Constituting the Formation--The Formation". These transactions are designed (i) to transfer the ownership of the Initial Portfolio (defined below) to the Company, (ii) to facilitate the Offering and
(iii) to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1996.

  The following chart outlines the relationship between the Company, Boston Safe and its affiliates relevant to the Offering following completion of the
Offering:

                                      MBC


     100% Ownership                       100% Ownership


   Mellon Bank, N.A.                      Boston Group
                                          Holdings, Inc.

     100% Ownership      Subservicing     100% Ownership
                          Agreement
                                        The Boston Company, Inc.

                                            100% Ownership


Mellon Mortgage Company-- -- -- -- -- -- -- Boston Safe

                                            100% Ownership          Advisory
                                                                    Agreement

   Public Stockholders               Bridgewater                      and

                     100%                   100%                   Servicing
Series A Preferred Shares                   Common Stock and       Agreement
                                            Series A2 Preferred
                                             Shares

                                            The Company


  MBC and Boston Safe are required by the Federal Reserve Board and the FDIC, respectively, to maintain certain levels of capital for bank regulatory purposes. Boston Safe has informed the Company that the Series A Preferred Shares are expected to be treated as capital of both MBC and Boston Safe for regulatory purposes. Boston Safe has indicated to the Company that such treatment, together with the Company's ability to deduct, for income tax purposes, the dividends payable on the Series A Preferred Shares as a result of the Company's qualification as a REIT, will provide each of MBC and Boston Safe with a more cost-effective means of obtaining capital for regulatory purposes than if Boston Safe or MBC were to issue preferred stock itself.

  Boston Safe will realize certain other benefits from the Offering and the other transactions constituting the formation of the Company, including (i) the receipt by Boston Safe (through Bridgewater, its wholly owned subsidiary) of the net proceeds from the sale of the Series A Preferred Shares and (ii) the receipt of advisory and servicing fees under the Advisory Agreement and the Servicing Agreement. It is also expected that Bridgewater, Boston Safe's wholly owned subsidiary, will receive dividends in respect of the Common Stock and Series A2 Preferred Shares held by it. See "Certain Transactions Constituting the Formation--Benefits to Boston Safe and Its Affiliates".

                             BUSINESS AND STRATEGY

  The Company's principal business objective is to acquire, hold and manage Mortgage Assets that will generate net income for distribution to stockholders. On April 1, 1996, Bridgewater contributed to the Company a portfolio (the "Initial Portfolio") of whole loans ("Mortgage Loans") generally secured by first mortgages or deeds of trust or other similar security instruments creating first liens on single-family (one- to four-unit), five- and six-unit and condominium residential properties, including stock allocated to dwelling units in residential cooperative housing corporations, located throughout the United States (the "Mortgaged Properties"), which portfolio Boston Safe had contributed to Bridgewater. The Company expects that all of the Mortgage Assets acquired by it in the future will be acquired from Boston Safe or affiliates of Boston Safe. The Company may also from time to time acquire mortgage securities that qualify as real estate assets under Section 856(c)(6)(B) of the Code, that are rated by at least one nationally recognized statistical rating organization and that represent interests in or obligations backed by pools of mortgage loans ("Mortgage-Backed Securities"). Mortgage loans underlying the Mortgage-Backed Securities will be secured by first mortgages or deeds of trust on Mortgaged Properties and multifamily or commercial real estate properties located in the United States.

  The net proceeds of the Offering will be distributed to Bridgewater, as the holder of all the issued and outstanding Common Stock of the Company. In addition, simultaneously with the consummation of the Offering, 7,000,000 Series A2 Preferred Shares will be issued to Bridgewater, as the holder of all the issued and outstanding Common Stock of the Company. See "Use of Proceeds".

  On       , 1996 (the "Reference Date"), the Mortgage Loans included in the
Initial Portfolio had an aggregate principal balance of approximately
$        . Boston Safe will enter into a servicing agreement with respect to the Mortgage Loans (the "Servicing Agreement") pursuant to which it will service the Mortgage Loans included in the Initial Portfolio and will be entitled to receive fees in connection with the servicing of such Mortgage Loans. Boston Safe in its role as servicer under the Servicing Agreement is hereinafter referred to as the "Servicer". Boston Safe has indicated to the Company that Mellon Mortgage Company, an indirect, wholly owned subsidiary of MBC, will perform the actual servicing of the Mortgage Loans included in the Initial Portfolio pursuant to a subservicing agreement with Boston Safe. See "Business and Strategy--Servicing".

  The Company and Boston Safe estimate that the fair value of the Initial
Portfolio was approximately $          as of the Reference Date. However, no
third-party valuations of the Mortgage Loans constituting the Initial Portfolio were obtained for purposes of the Offering. See "Risk Factors--No Third-Party Valuation of the Mortgage Loans; No Arm's-Length Negotiations with Affiliates".

  The Company will enter into an advisory and custody agreement with Boston Safe (the "Advisory Agreement") pursuant to which Boston Safe will administer the day-to-day operations of the Company. Boston Safe in its role as advisor under the terms of the Advisory Agreement is hereinafter referred to as the "Advisor". The Advisor will be responsible for (i) monitoring the credit quality of the Mortgage Assets held by the Company, (ii) advising the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets and (iii) holding documents relating to the Mortgage Assets as custodian on behalf of the Company. The Advisor may from time to time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing Mortgage Assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Board of Directors, as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement. The Advisor and its personnel have substantial experience in mortgage finance and in the administration of Mortgage Loans.

  The Advisory Agreement has an initial term of one year and will be renewed for additional one-year periods if the Advisor and the Company agree. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior notice. As long as any Series A Preferred Shares remain outstanding, any decision by the Company either to terminate or not to renew the Advisory Agreement must be approved by a majority of the Board of Directors, as well as by a majority of Independent Directors. The Advisor will be entitled to receive an annual advisory fee equal to $250,000. See "Management--The Advisor".

  See "Certain Transactions Constituting the Formation--Benefits to Boston Safe and its Affiliates" for information regarding the aggregate amounts payable to Boston Safe and its affiliates in connection with the Offering and the transactions to be entered into in connection with the Offering.

  The Company will initially have a board of directors (the "Board of Directors") composed of seven members, two of whom will be Independent Directors. An "Independent Director" is a director who is not a current officer or employee of the Company, MBC, Boston Safe or any affiliate of Boston Safe or of any other person or persons that, in the aggregate, own more than 50% of the outstanding Common Stock. Certain actions by the Company require the prior approval of a majority of Independent Directors. So long as there are only two Independent Directors, any action that requires the approval of a majority of the Independent Directors must be approved by both Independent Directors. Pursuant to the Certificate of Vote establishing the Series A Preferred Shares, the Independent Directors are required to take into account the interests of the holders of the Preferred Stock, including the Series A Preferred Shares, and the Common Stock in assessing the benefit to the Company of any proposed
action requiring their consent. The Company currently has   officers and no
employees and does not anticipate that it will require additional officers or any employees. See "Management".

  The Company may from time to time purchase additional Mortgage Loans out of proceeds received in connection with the repayment or disposition of Mortgage Loans or the issuance of additional shares of Common Stock and Preferred Stock. Except for the Series A2 Preferred Shares and the Series A3 Preferred Shares described in the following sentence, additional shares of Preferred Stock ranking senior to or on a parity with the Series A Preferred Shares may not be issued without the approval of a majority of the Independent Directors. It is currently anticipated that the Company will issue up to 40,000 shares of Preferred Stock, having an aggregate liquidation preference of up to $1,000,000 (the "Series A3 Preferred Shares") to approximately 125 officers and employees of MBC and its affiliates. Such issuance is intended to ensure that the Company complies with certain requirements for qualification as a REIT, even in the event the Series A Preferred Shares are redeemed. It is also currently anticipated that the Company will issue additional shares of Preferred Stock if such issuance would provide Boston Safe and MBC with the most cost-effective means of raising capital for bank regulatory purposes at the time. To the extent any Series A2 Preferred Shares are outstanding at the time of any such issuance, the proceeds of such issuance would be used to redeem such Series A2 Preferred Shares. See "Certain Transactions Constituting the Formation-- Benefits to Boston Safe and its Affiliates".

  The Company currently anticipates that all of the Mortgage Loans that may be acquired by it in the future will be purchased from Boston Safe and affiliates of Boston Safe. The Company expects that Mortgage Loans acquired by the Company from Boston Safe and its affiliates will have been originated based on underwriting standards generally applied (at the time of origination) by Boston Safe or the affiliate of Boston Safe which originated the Mortgage Loans being acquired. None of the Mortgage Loans included in the Initial Portfolio was, as of the Reference Date or had been, at any time since the date of its acquisition by the Company, (a) Classified, (b) in Nonaccrual Status or (c)
renegotiated due to financial deterioration of the borrower, and $     million
in aggregate principal balance of
the Mortgage Loans included in the Initial Portfolio was, as of the Reference Date, more than 60 days past due. The Company's current policy prohibits the future acquisition of Mortgage Loans or interests in Mortgage Loans (other than an interest resulting from the acquisition of Mortgage-Backed Securities) which
(i) are or were, at any time during the prior 12 months, (a) Classified, (b) in Nonaccrual Status or (c) renegotiated due to financial deterioration of the borrower or (ii) were, more than once during the prior 12 months, more than 60 days past due. The Company anticipates that the Mortgage Loans acquired by the Company in the future will be serviced by Boston Safe.

  The Company acquired the majority of the Mortgage Loans included in the Initial Portfolio on April 1, 1996 and has been in operation since that date. The Company acquired additional Mortgage Loans included in the Initial Portfolio on November 1, 1996. As of the Reference Date, it had approximately
$           in assets, $          in stockholders' equity and no indebtedness.
Immediately after (i) issuance by the Company of the Series A Preferred Shares
in the Offering (and assuming that there are $     in aggregate offering and
organizational expenses), (ii) issuance by the Company of the Series A2 Preferred Shares to Bridgewater and (iii) distribution of the net proceeds of the issuance of the Series A Preferred Shares to Bridgewater, the Company will
have approximately $          in Mortgage Assets, $200,000,000 of liquidation
preference attributable to the Series A Preferred Shares, $175,000,000 of liquidation preference attributable to the Series A2 Preferred Shares, $1 of par value attributable to the Common Stock, approximately $383,534,000 of additional paid-in capital and approximately $19,275,000 of retained earnings. See "Capitalization".

                           TAX STATUS OF THE COMPANY

  The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1996. As a REIT, the Company generally will not be subject to federal income tax on net income and capital gains that it distributes to holders of its Common Stock and Preferred Stock, including the Series A Preferred Shares.

  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute to its stockholders at least 95% of its "REIT taxable income". Notwithstanding qualification for taxation as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors--Tax Risks" and "Federal Income Tax Considerations".

                                 RISK FACTORS

  Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Series A Preferred Shares in the Offering.

LIMITED OPERATING HISTORY

  The Company was incorporated on March 26, 1996 and acquired the Initial Portfolio on April 1, 1996.

DEPENDENCE UPON BOSTON SAFE AS ADVISOR AND SERVICER

  The Company is dependent for the selection, structuring and monitoring of its Mortgage Assets on the diligence and skill of its officers (all of whom are also officers or employees of Boston Safe or its affiliates) and the officers and employees of Boston Safe, as Advisor. See "Management". In addition, the Company will be dependent on the expertise of Boston Safe, as Servicer, for the servicing of its Mortgage Loans. The Advisor may subcontract all or a portion of its obligations under the Advisory Agreement, and the Servicer may subcontract all or a portion of its obligations under its Servicing Agreement, to one or more of its affiliates and, under certain circumstances, non-affiliates involved in the business of managing Mortgage Assets. In the event that the Advisor or the Servicer subcontracts its obligations in such a manner, the Company will be dependent on the subcontractor to provide any such services. See "Management--The Advisor" and "Business and Strategy--Servicing".

RELATIONSHIP WITH BOSTON SAFE AND ITS AFFILIATES; CONFLICTS OF INTEREST

  Boston Safe and its affiliates are involved in virtually every aspect of the Company's existence. Boston Safe is the indirect holder of all of the Common Stock of the Company (through Bridgewater) and administers the day-to-day activities of the Company in its role as Advisor under the Advisory Agreement. Boston Safe also services the Company's Mortgage Loans in its role as Servicer under the Servicing Agreement. In addition, other than the Independent Directors, all of the officers and directors of the Company are also officers and directors of Boston Safe or its affiliates. As the holder of all of the outstanding Common Stock of the Company, Bridgewater has the right to elect all directors of the Company, including the Independent Directors.

  Boston Safe and its affiliates may have interests that are not identical to those of the Company. Consequently, conflicts of interest may arise with respect to transactions, including, without limitation, the Company's acquisition of Mortgage Loans from Boston Safe or its affiliates; servicing of Mortgage Loans, particularly with respect to Mortgage Loans that become Classified or placed in Nonaccrual Status or which have been, more than once during the preceding twelve months, more than 60 days past due in the payment of principal and interest; future dispositions of Mortgage Loans to MBC or any of its non-bank subsidiaries; and the modification of the Advisory Agreement or the Servicing Agreement.

  It is the intention of the Company, MBC and Boston Safe that any agreements and transactions between the Company, on the one hand, and MBC, Boston Safe or their affiliates, on the other hand, are fair to all parties and consistent with market terms, including the prices paid and received for Mortgage Loans on their acquisition or disposition by the Company or in connection with the servicing of the Mortgage Loans. The requirement in the Certificate of Vote establishing the Series A Preferred Shares that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and Boston Safe, MBC and their affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to the Company as could have been obtained from unaffiliated third parties. See "Business and Strategy--Management Policies and Programs-- Conflict of Interest Policies" and "Management".

BANK REGULATORY RESTRICTIONS ON OPERATIONS OF THE COMPANY

  Because the Company is a subsidiary of Boston Safe, and consistent with regulations applicable to banking entities generally, federal and state banking authorities will have the right to examine the Company and its activities. Under certain circumstances, including any determination that Boston Safe's relationship to the Company results in an unsafe and unsound banking practice, such banking authorities will have the authority to issue an order which restricts the ability of the Company to transfer assets, to make distributions to its stockholders (including dividends to the holders of Series A Preferred Shares) or to redeem shares of Preferred Stock. Such actions could potentially result in the Company failing to qualify as a REIT. See "--Tax Risks".

INTEREST RATE RISK

  The Company's income will consist primarily of interest payments on the Mortgage Loans held by it. The Company anticipates that its Mortgage Loans will bear interest at adjustable rates. If there is a decline in interest rates (as measured by the indices upon which the interest rates of the Mortgage Loans are based), then the Company will experience a decrease in income available to be distributed to its stockholders. In such an interest rate environment, the Company may experience an increase in prepayments on its Mortgage Loans and may find it more difficult to purchase additional Mortgage Loans bearing interest rates sufficient to support payment of the dividends on the Series A Preferred Shares. In addition, certain Mortgage Loan products which the Company will hold could allow borrowers in such an interest rate environment to convert an adjustable rate Mortgage Loan into a fixed rate Mortgage Loan, thus "locking in" a low fixed interest rate. Because the rate at which dividends are required to be paid on the Series A Preferred Shares is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series A Preferred Shares.

RISKS ASSOCIATED WITH MORTGAGE LOANS GENERALLY

  An investment in the Series A Preferred Shares may be affected by, among other things, a decline in real estate values. In the event the Mortgage Assets held by the Company become nonperforming, the Company may not have funds sufficient to pay dividends on the Series A Preferred Shares. Factors that could affect the value of the Mortgage Assets held by the Company include the following:

 GEOGRAPHIC CONCENTRATION

      ,     ,     ,      and      Mortgage Loans, representing approximately
  %,   %,   %,   % and   %, respectively, of the aggregate Principal Balance
(as defined below) of the Mortgage Loans as of the Reference Date (as defined below), are secured by Mortgaged Properties located in Massachusetts, New York, California, Connecticut and New Jersey, respectively. The economies of such states may be adversely affected to a greater degree than those of other areas of the country by certain developments affecting industries concentrated in such states. In recent periods, several regions of the United States (including California and parts of the northeastern United States) have experienced significant downturns in the market value of real estate. In addition, Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Company will not maintain any special hazard insurance policies which could mitigate any damages caused by natural disasters (such as earthquakes) which may occur in such regions. In the event of any such natural disaster, the Company's ability to pay dividends on the Series A Preferred Shares could be adversely affected. For additional information regarding the geographic distribution of the Mortgage Loans, see "Business and Strategy--Description of the Initial Portfolio-- Geographic Concentration".

 NO CREDIT ENHANCEMENT OR SPECIAL HAZARD INSURANCE

  The Company generally does not intend to obtain credit enhancements such as mortgagor bankruptcy insurance or to obtain special hazard insurance for its Mortgage Loans, other than standard hazard insurance, which will in each case only relate to individual Mortgage Loans. Accordingly, during the time it holds such Mortgage Loans for which third-party insurance is not obtained, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes). In addition, in the event of a default on any Mortgage Loan held by the Company resulting from declining property values or worsening economic conditions, among other factors, the Company would bear the risk of loss of principal to the extent of any deficiency between (i) the value of the related Mortgaged Property, plus any payments from an insurer, and (ii) the amount owing on the Mortgage Loan.

 REAL ESTATE MARKET CONDITIONS

  The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company such as, among other things, the level of interest income generated by the Company's Mortgage Assets, the market value of such Mortgage Assets and the supply of and demand for such Mortgage Assets. No assurance can be given that the values of the properties securing the Mortgage Loans included in the Company's Initial Portfolio have remained or will remain at the levels existing on the dates of origination of such Mortgage Loans.

 DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS

  Even assuming that the Mortgaged Properties underlying the Mortgage Loans held by the Company provide adequate security for such Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the Company to foreclose on or sell the Mortgaged Property or to obtain proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated Mortgage Loans, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing amounts available to the Company.

 LEGAL CONSIDERATIONS

  Applicable state laws generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative sanctions.

 Repurchase Obligations of Boston Safe

  No person other than Boston Safe is obligated with respect to the representations and warranties made by it in the Confirmation of Mortgage Transfer Agreement (as defined below) respecting the Mortgage Loans included in the Initial Portfolio and the remedies for any breach thereof that are granted to the Company. Therefore, prospective investors should consider the possibility that Boston Safe will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.

 High Balance Mortgage Loans

  As of the Reference Date, the average original principal balance of the
Mortgage Loans was approximately $    , and approximately   % of the Mortgage
Loans (by Principal Balance as of the Reference Date) had original principal
balances in excess of $    . The loss and delinquency experience on such
higher balance loans may have a disproportionate effect on the Initial Portfolio as a whole.

 Cooperative Loans

         Mortgage Loans, representing approximately   % (by Principal Balance
as of the Reference Date) of the Initial Portfolio were made in connection with a purchase or refinancing of cooperative apartments ("Cooperative Loans"). Such loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement.

  There are certain risks that arise as a result of the cooperative form of ownership which differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason, or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying Mortgage Loan to the cooperative housing corporation which is secured by a mortgage on the building. In such event, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by such an occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Cooperative Loan) and right to occupy the apartment.

  Certain cooperative housing corporations permit purchasers to obtain mortgage financing on only a portion, or on none, Of a cooperative's purchase
price.        Mortgage Loans, representing approximately   % (by Principal
Balance as of the Reference Date) of the Initial Portfolio, were made despite such restrictions and have not been recognized by the related cooperative housing corporation (such loans, "Unrecognized Cooperative Loans"). As described above, there are certain risks attendant to foreclosure on Cooperative Loans. In the case of the Unrecognized Cooperative

Loans, such risks are increased. A cooperative housing corporation may declare the borrower in default under the related lease or occupancy agreement because of the unrecognized financing and terminate such lease or occupancy agreement. The cooperative housing corporation may actively oppose the efforts of the Company to realize upon such collateral. In the event of a default under an Unrecognized Cooperative Loan and resulting foreclosure, the related collateral may have a value substantially lower than the unpaid principal balance of the related Mortgage Loan, or may have no value.

  In addition,      Unrecognized Cooperative Loans, representing approximately
 % (by Principal Balance as of the Reference Date) of the Initial Portfolio, are by their terms subordinate to recognized Mortgage Loans of the same borrower and with respect to the same Mortgaged Property, which Mortgage Loans are included in the Initial Portfolio.

RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES BY BOARD OF DIRECTORS

  The Board of Directors will establish the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series A Preferred Shares. The ultimate effect of any change in the policies and strategies set forth in this Prospectus on a holder of Series A Preferred Shares may be positive or negative. See "Business and Strategy--Management Policies and Programs".

TAX RISKS

 ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

  The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be owned and organized and will operate in such a manner, and Sullivan & Cromwell will render certain opinions, described under "Federal Income Tax Considerations" below, regarding the Company's qualification as a REIT, no assurance can be given that the Company will be able to operate in such a manner so as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control and not addressed by the opinion of Sullivan & Cromwell may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, administrative interpretations, or court decisions will not significantly change the tax laws in the future with respect to the qualification as a REIT or the federal income tax consequences of such qualification.

  The Company is relying on the opinion of Sullivan & Cromwell, special tax counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinions are not binding on the Internal Revenue Service ("IRS").

  If in any taxable year the Company fails to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to the Company's stockholders would be reduced for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. A failure of the Company to qualify as a REIT would not by itself give the Company the right to redeem the Series A Preferred Shares. See "Description of Series A Preferred Shares--Redemption".

  Notwithstanding that the Company currently intends to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause the Company to determine that it is in the best interest of the Company and the holders of its Common Stock and Preferred Stock to revoke the REIT election. As long as any Series A Preferred Shares are outstanding, any such determination by the Company may not be made without the approval of a majority of the Independent Directors. The tax law prohibits the Company from electing treatment as a REIT for the four taxable years following the year of such revocation. See "Federal Income Tax Considerations".

 REIT REQUIREMENTS WITH RESPECT TO STOCKHOLDER DISTRIBUTIONS

  To obtain favorable tax treatment as a REIT qualifying under the Code, the Company generally will be required each year to distribute as dividends to its stockholders at least 95% of its "REIT taxable income" (excluding capital gains). Failure to comply with this requirement would result in the Company's income being subject to tax at regular corporate rates. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year and any undistributed taxable income from prior periods.

 REDEMPTION UPON OCCURRENCE OF A TAX EVENT

  At any time following the occurrence of a Tax Event (as defined under "Description of Series A Preferred Shares--Redemption"), even if such Tax
Event occurs prior to       , 2001, the Company will have the right to redeem
the Series A Preferred Shares in whole but not in part. See "Description of Series A Preferred Shares--Redemption". Upon the occurrence of a Tax Event, should the Company not redeem the Series A Preferred Shares, the Company's ability to pay dividends on the Series A Preferred Shares may be adversely affected.

RISK ASSOCIATED WITH LEVERAGE

  Although the Company does not currently intend to incur any indebtedness in connection with the acquisition and holding of Mortgage Loans, the Company may do so at any time (although indebtedness in excess of 20% of the total assets of the Company may not be incurred without the approval of a majority of the Independent Directors). To the extent the Company were to change its policy with respect to the incurrence of indebtedness, the Company would be subject to risks associated with leverage, including, without limitation, changes in interest rates, prepayment risk and risks of various hedging strategies.

NO THIRD-PARTY VALUATIONS OF THE MORTGAGE LOANS; NO ARM'S-LENGTH NEGOTIATIONS WITH AFFILIATES

  The Company and Boston Safe estimate that the fair value of the Initial
Portfolio was approximately equal to $          as of the Reference Date.
However, no third-party valuations of the Mortgage Loans constituting the Initial Portfolio were obtained for purposes of the Offering, and there can be no assurance that the fair value of the Initial Portfolio does not differ from such estimate.

  In addition, it is not anticipated that third-party valuations will be obtained in connection with future acquisitions and dispositions of Mortgage Loans even in circumstances where an affiliate of the Company is selling the Mortgage Loans to or purchasing the Mortgage Loans from the Company.

Accordingly, although the Company and Boston Safe intend that future acquisitions or dispositions of Mortgage Loans be on a fair value basis, there can be no assurance that the consideration to be paid (or received) by the Company to (or from) Boston Safe or its affiliates in connection with future acquisitions or dispositions of Mortgage Loans will not differ from the fair value of such Mortgage Loans.

NO PRIOR MARKET FOR SERIES A PREFERRED SHARES

  Prior to the Offering, there has been no public market for the Series A Preferred Shares, and there can be no assurance that an active trading market will develop or be sustained or that the Series A Preferred Shares may be resold at or above the initial public offering price.

                                  THE COMPANY

  The Company is a Massachusetts corporation incorporated on March 26, 1996 as TBC Loan Co., Inc., which is engaged in the business of acquiring, holding and managing Mortgage Assets that will generate net income for distribution to stockholders. The Company will provide Boston Safe and MBC with a means of raising capital for bank regulatory purposes. The Series A Preferred Shares are expected to be treated as capital for both MBC and Boston Safe for regulatory purposes. The issuance of the Series A Preferred Shares by the Company is a more cost-effective means of raising capital for Boston Safe and MBC than if Boston Safe or MBC were to issue preferred stock itself, because of the Company's ability to deduct for income tax purposes the dividends payable on the Series A Preferred Shares as a result of the Company's qualification as a REIT. The Company is a direct, wholly owned subsidiary of Bridgewater, an intermediate holding company the only asset of which is the Common Stock of the Company. Bridgewater is a direct, wholly owned subsidiary of Boston Safe.

  The Company expects that all of its Mortgage Assets will be acquired as Mortgage Loans from Boston Safe or affiliates of Boston Safe. Boston Safe will administer the day-to-day operations of the Company in its role as Advisor under the Advisory Agreement. The Company will elect to be subject to tax as a REIT under the Code and will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT.

  Boston Safe is a Massachusetts trust company headquartered in Boston, Massachusetts which is engaged in the business of originating "jumbo" residential mortgage loans and providing fiduciary and investment management services to personal and institutional clients. Boston Safe owns all the capital stock of Bridgewater. Boston Safe is a wholly owned subsidiary of The Boston Company, Inc. ("The Boston Company"). The Boston Company is a wholly owned subsidiary of Boston Group Holdings, Inc., which in turn is a wholly owned subsidiary of MBC.

  MBC is a multibank holding company incorporated under the laws of Pennsylvania and headquartered in Pittsburgh, Pennsylvania. Its principal, wholly owned subsidiaries are Mellon Bank, N.A. (including its wholly owned subsidiary, The Dreyfus Corporation) and The Boston Company (including its wholly owned subsidiary, Boston Safe). As of June 30, 1996, MBC on a consolidated basis had total assets of $42.8 billion, loans net of the reserve for credit losses of $26.9 billion and total shareholders' equity of $3.8 billion and for the six months then ended had net income of $358 million. MBC has indicated to the Company that, so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Stock of the Company.

  A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, BOSTON SAFE OR MBC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY BOSTON SAFE OR MBC.

  For a further description of the operations of the Company, see "Business and Strategy", "Management", "Risk Factors" and "Federal Income Tax Considerations".

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Series A Preferred Shares offered hereby are expected to be $195,000,000. The net proceeds of the Offering will be distributed to Bridgewater, as the holder of all the issued and outstanding Common Stock of the Company. In addition, simultaneously with the consummation of the Offering, 7,000,000 Series A2 Preferred Shares will be issued to Bridgewater, as the holder of all the issued and outstanding Common Stock of the Company.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of July 31, 1996 and as adjusted to reflect the consummation of the Offering and the transactions described in "Certain Transactions Constituting the Formation" and the use of the net proceeds from the Offering as described under "Use of Proceeds".

                                                             JULY 31, 1996
                                                        -----------------------
                                                         ACTUAL  AS ADJUSTED(1)
                                                        -------- --------------
                                                            (IN THOUSANDS)
DEBT
Total long-term debt................................... $    --     $    --
                                                        --------    --------
STOCKHOLDERS' EQUITY
Series A Preferred Stock, par value $0.01 per share,
 none authorized, none issued and outstanding, actual;
 and 8,000,000 shares authorized, 8,000,000 shares
 issued and outstanding, as adjusted...................      --      195,000
Series A2 Preferred Stock, par value $0.01 per share,
 none authorized, none issued and outstanding, actual;
 and 7,000,000 shares authorized, 7,000,000 shares
 issued and outstanding, as adjusted...................      --           70
Common shareholder's equity:
 Common Stock, par value $0.01 per share, 1,000 shares
    authorized; 100 shares issued and outstanding,
    actual; 1,000 shares authorized, 100 shares issued
    and outstanding, as adjusted.......................        0           0
 Additional paid-in capital............................  748,534     553,464
 Retained earnings.....................................   19,275      19,275
                                                        --------    --------
  Total common stockholders' equity....................  767,809     572,739
                                                        --------    --------
   Total stockholders' equity..........................  767,809     767,809
                                                        --------    --------
TOTAL CAPITALIZATION................................... $767,809    $767,809
                                                        ========    ========

- --------
(1) As of July 31, 1996, the Company's authorized capital consisted of 1,000 shares of Common Stock, par value $0.01 per share, 100 of which were issued and outstanding, and 1,000 shares of Preferred Stock, par value $0.01 per share, none of which were issued and outstanding. Prior to consummation of the Offering, the Articles of Organization of the Company will be amended to increase the authorized capital of the Company to 1,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. In the Offering, 8,000,000 Series A Preferred Shares will be issued to the public and, simultaneously, 7,000,000 Series A2 Preferred Shares will be issued to Bridgewater.

                             BUSINESS AND STRATEGY

GENERAL

  The Company's principal business objective is to acquire, hold and manage Mortgage Loans that will generate net income for distribution to stockholders. On April 1, 1996, the Company acquired the

Initial Portfolio of Mortgage Loans from Bridgewater, which had, immediately prior thereto, acquired the Initial Portfolio from Boston Safe. See "Certain Transactions Constituting the Formation--The Formation".

  In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company will consist of Mortgage Loans and other qualified REIT real estate assets of the type set forth in Section 856(c)(6)(B) of the Code. See "Federal Income Tax Considerations".

DIVIDENDS

  The Company currently expects that the aggregate amount of dividends payable with respect to its outstanding shares of capital stock will equal approximately 100% of the Company's "REIT taxable income" (excluding capital gains). In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its "REIT taxable income" (excluding capital gains) to its stockholders. The Company anticipates that none of the dividends on the Series A Preferred Shares or the Series A2 Preferred Shares and none or no material portion of the dividends on the Common Stock will constitute non-taxable returns of capital.

  Dividends will be declared at the discretion of the Board of Directors after considering the Company's distributable funds, financial requirements, tax considerations and other factors. Dividends on the Series A Preferred Shares will not be cumulative, and, if for any reason a dividend on the Series A Preferred Shares is not declared for a dividend period, the Company will have no obligation to pay a dividend for such period, whether or not dividends on the Series A Preferred Shares are declared for any future dividend period. Assuming (i) the Mortgage Loans included in the Initial Portfolio are held for the 12-month period following completion of the Offering, (ii) principal repayments are reinvested in additional Mortgage Loans with characteristics similar to those of the Mortgage Loans included in the Initial Portfolio and
(iii) interest rates remain constant during such 12-month period, the Company anticipates that the Initial Portfolio will generate interest income of
approximately $   million, after payment of servicing and advisory fees,
during such 12-month period. The aggregate annual dividend payment on the
Series A Preferred Shares is $    million. The Series A2 Preferred Shares will
bear dividends at a floating rate, adjusted quarterly, equal to   % above the
average weekly yield on U.S. Treasury securities adjusted to a constant maturity of one year. Based upon the yield of U.S. Treasury securities as of
    , 1996, the Series A2 Preferred Shares would have borne dividends at the
rate of   % per annum. Assuming that the Series A2 Preferred Shares bear dividends at such rate for the 12-month period following the consummation of the Offering and that no Series A2 Preferred Shares are redeemed in that period, the aggregate annual dividend amount for the Series A2 Preferred
Shares would be $   . Based on the foregoing, the Company anticipates that
$    million would be available for payment of dividends on the Common Stock held by Bridgewater.

  There are several limitations which restrict the Company's ability to pay dividends on the Common Stock (none of which should adversely affect either the ability of the Company to pay dividends in respect of the Series A Shares or the ability of the Company to maintain its status as a REIT). First, under the Company's current dividend policy, the Company may not make any distribution in respect of the Common Stock with respect to any year to the extent that, after taking into account any such proposed distribution, total cash or property distributions on the Company's outstanding shares of Preferred Stock and Common Stock with respect to that year would exceed 105% of the Company's "REIT taxable income" (excluding capital gains) for that year plus net capital gains of the Company for that year. In connection with the foregoing, in the event that the total distributions in any year are less than the limitation described above, the Company may designate one or more distributions in the next following year to apply toward the prior year's limitation on distributions as long as (i) such distributions are made on or prior to the date, including all permitted extensions, on which the Company is required to file its federal income tax return for such prior year, and (ii) the limitation on distributions for the prior year is not exceeded as a result of the additional distributions which are or have been designated in the next following year to apply to such prior year's limitation. Any such distributions so designated and applied toward a previous year in accordance with the provisions of the preceding sentence shall not otherwise be counted toward the limitation on distributions in the year in which such distributions are made. This policy regarding the limitations on payment of dividends in respect of Common Stock may not be modified without the approval of a majority of the Independent Directors. Second, no cash or property dividends may be paid on the Common Stock unless all accrued and unpaid dividends on the Series A Preferred Shares and the Series Aq2 Preferred Shares, and all other capital stock of the Company ranking prior to the Common Stock, have been paid.

  Under certain circumstances, including any determination that Boston Safe's relationship to the Company results in an unsafe and unsound banking practice, federal and state banking authorities will have the authority to issue an order which restricts the ability of the Company to make dividend payments to its stockholders.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal liquidity need will be to fund the acquisition of additional Mortgage Loans as Mortgage Loans held by the Company are repaid. The acquisition of such additional Mortgage Loans will be funded with the proceeds of principal repayments on its portfolio of Mortgage Loans. The Company does not anticipate that it will have any other material capital expenditures. The Company believes that cash generated from the payment of interest and principal on its Mortgage Loan portfolio will provide sufficient funds to meet both operating requirements and the payment of dividends by the Company in accordance with the requirements for qualification as a REIT for the foreseeable future.

GENERAL DESCRIPTION OF MORTGAGE ASSETS; INVESTMENT POLICY

 MORTGAGE LOANS

  Each Mortgage Loan that the Company has acquired or will acquire is or will be evidenced by a promissory note generally secured by a first mortgage or deed of trust or other similar security instrument creating a first lien on a single-family (one- to four-unit), five or six-unit or condominium residential property, including stock allocated to a dwelling unit in a residential cooperative housing corporation, located in the United States (each, a "Mortgaged Property"). The Company currently expects that substantially all of the Mortgage Loans to be acquired by it will be adjustable rate mortgages.

  Each Mortgage Loan secured by a single-family (one- to four-unit) residential property that the Company has acquired or will acquire generally is or will be "non-conforming". Conventional conforming Mortgage Loans must comply with the requirements for inclusion in a loan guarantee program sponsored by either the Federal Home Loan Mortgage Corporation (the "FHLMC") or the Federal National Mortgage Association (the "FNMA"). These requirements include limits on debt-to-income ratios, restrictions on income considered for qualification and caps on the maximum principal balance allowed on the mortgage loan (currently ranging from a low of $207,000 for one-unit residential loans wih respect to properties located in most of the United States to a general maximum of $397,800 for four-unit residential loans). Nonconforming mortgage loans are mortgage loans that do not qualify in one or more respects for purchase by FHLMC or FNMA. The Company expects that a majority of the Mortgage Loans it acquires (including the Mortgage Loans in the Initial Portfolio) will be nonconforming because they have original principal balances which exceed the requirements for FHLMC or FNMA programs or generally because they vary in certain other respects from the requirements of such programs. A substantial portion of the Company's nonconforming Mortgage Loans are expected to meet the requirements for sale in the secondary mortgage market.

 MORTGAGE-BACKED SECURITIES

  The Company may from time to time acquire Mortgage-Backed Securities representing interests in or obligations backed by pools of mortgage loans. The mortgage loans underlying the Mortgage-

Backed Securities will be secured by single-family residential, multifamily or commercial real estate properties located throughout the United States. It is not currently anticipated that the Company will hold a significant amount of Mortgage-Backed Securities. The Company intends to acquire Mortgage-Backed Securities only if they are investment grade. The Company does not intend to acquire any interest-only, principal-only or high-risk Mortgage-Backed Securities. The Company will not be precluded from investing in Mortgage-Backed Securities where Boston Safe or one of its affiliates is the sponsor or issuer.

ACQUISITION OF INITIAL PORTFOLIO

  On April 1, 1996, Bridgewater contributed to the Company the Initial
Portfolio, which consisted of approximately $        in Mortgage Loans, which
Initial Portfolio Boston Safe had contributed to Bridgewater immediately prior to such contribution. The Company and Boston Safe will enter into an agreement with respect to the Mortgage Loans in the Initial Portfolio (the "Mortgage Transfer Agreement") simultaneously with the consummation of the Offering. Each Mortgage Loan in the Initial Portfolio will be identified in a schedule appearing as an exhibit to the Mortgage Transfer Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan: the interest rate formula applicable thereto, the original principal amount and the unpaid principal balance thereof, the monthly payment, maturity date, the mortgagor, the type of the Mortgaged Property and the current interest rate.

  In addition, Boston Safe has delivered or will deliver or cause to be delivered to the Company the mortgage note with respect to each Mortgage Loan (together with all amendments and modifications thereto) endorsed in blank, the original or certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon, if available. Boston Safe has executed an instrument assigning the mortgages to the Company and has covenanted to the Company to deliver an original or certified copy of an assignment of the mortgage in recordable form upon request of the Company in certain circumstances. Although the Company will have the right to record the assignments of mortgage at any time, it does not currently anticipate doing so. The Company believes that maintaining record title of the Mortgage Loans in the name of the Servicer will facilitate the servicing of the Mortgage Loans. Once the assignments of mortgage are recorded, the Company's lien on the mortgaged properties will date back to the date of the original mortgages and rank ahead of any intervening mortgage granted by the borrowers. However, if Boston Safe, in violation of the Advisory Agreement and the Servicing Agreement, sells any of the Company's Mortgage Loans to a third party who records its assignment of mortgage before the Company records its assignment of mortgage with respect to such Mortgage Loan, the Company may lose its ownership interest in such Mortgage Loan. See "--Servicing" and "--Description of Initial Portfolio--General".

  In the Confirmation of Mortgage Transfer Agreement, Boston Safe will make certain representations and warranties with respect to each Mortgage Loan in the Initial Portfolio for the benefit of the Company and will be obligated to repurchase any Mortgage Loan transferred by it to the Company as to which there is a material breach of any such representation or warranty. The repurchase price for any such Mortgage Loan will be its outstanding principal amount plus accrued and unpaid interest on the date of repurchase. Such repurchase will constitute the sole remedy available to the Company for a breach of such representations or warranties.

MANAGEMENT POLICIES AND PROGRAMS

  In administering the Company's Mortgage Assets, the Advisor has a high degree of autonomy. The Board of Directors, however, has adopted certain policies to guide administration of the Company and the Advisor with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management and certain other activities. These policies, which are discussed below, may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series A Preferred Shares. See also "--Dividends."

 ASSET ACQUISITION AND DISPOSITION POLICIES

  Subsequent to the acquisition of the Initial Portfolio, the Company anticipates that it will from time to time purchase additional Mortgage Loans from Boston Safe or its affiliates, although Mortgage Loans may be acquired from unaffiliated third parties, out of proceeds received in connection with the repayment or disposition of Mortgage Loans or the issuance of additional shares of Common Stock and Preferred Stock. The Company anticipates that additional Mortgage Loans purchased from Boston Safe or its affiliates will be purchased on terms that are substantially identical to those that could be obtained by the Company if such additional Mortgage Loans were purchased from third parties unaffiliated with the Company. No arrangements or procedures are currently in place regarding the purchase of additional Mortgage Loans from unaffiliated third parties. The Company currently anticipates that such Mortgage Loans will be of the types described in "Business and Strategy-- Description of Initial Portfolio", although if Boston Safe or its affiliates develop additional Mortgage Loan products, the Company may purchase such additional types of Mortgage Loans. In addition, the Company may from time to time acquire Mortgage-Backed Securities representing interests in or obligations backed by pools of mortgage loans which will be secured by Mortgaged Properties and multifamily or commercial real estate properties located throughout the United States. The Company currently anticipates that it will not acquire the right to service any Mortgage Loan it acquires in the future and that Boston Safe or an affiliate of Boston Safe will act as servicer of any such additional Mortgage Loans. The Company anticipates that any servicing arrangement that it enters into in the future with Boston Safe will contain fees and other terms that would be substantially identical to those that would be contained in servicing arrangements entered into with third parties unaffiliated with the Company.

  None of the Mortgage Loans included in the Initial Portfolio was, as of the Reference Date or had been, at any time since, the date of its acquisition by the Company, (a) Classified, (b) in Nonaccrual Status or (c) renegotiated due
to financial deterioration of the borrower, and $       million in aggregate
principal balance of Mortgage Loans included in the Initial Portfolio was, as of the Reference Date, more than 60 days past due. The Company's current policy prohibits the future acquisition of Mortgage Loans or interests in Mortgage Loans (other than an interest resulting from the acquisition of Mortgage-Backed Securities) which (i) are or have been, at any time during the 12 months preceding the date of acquisition, (a) Classified, (b) in Nonaccrual Status or (c) renegotiated due to financial deterioration of the borrower or
(ii) have been, more than once during the 12 months preceding the date of acquisition, more than 60 days past due.

  The Company may choose, at any time subsequent to its acquisition of any Mortgage Loan, to require the Servicer to dispose of any Mortgage Loan, for any reason, including as a result of such Mortgage Loan becoming Classified or being placed in Nonaccrual Status or having been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. Boston Safe has indicated to the Company that it will not purchase any Mortgage Loan of the Company that the Company chooses to dispose of for the foregoing reasons; accordingly, the Company currently anticipates that any such Mortgage Loan would be sold at its then current fair value by the Company only to MBC, a non-bank subsidiary of MBC or an unrelated third party.

 CAPITAL AND LEVERAGE POLICIES

  To the extent that the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (after consideration of provisions of the Code requiring the distribution by a REIT of at least 95% of its "REIT taxable income" and taking into account taxes that would be imposed on undistributed taxable income), or a combination of these methods.

  The Company will have no debt outstanding following consummation of the Offering, and the Company does not currently intend to incur any indebtedness. However, the organizational documents of the Company do not contain any limitation on the amount or percentage of debt, funded or otherwise, the Company might incur. The Company may not, however, without the approval of a majority of the Independent Directors, incur debt for borrowed money other than debt not in excess of 20% of the total assets of the Company. Any such debt incurred may include intercompany advances made by Boston Safe to the Company.

  The Company may also issue additional series of Preferred Stock and, simultaneously with the Offering, will issue to Bridgewater 7,000,000 Series A2 Preferred Shares, which rank on a parity with the Series A Preferred Shares. It is currently anticipated that the Company will issue up to 40,000 shares of Preferred Stock, having an aggregate liquidation preference of up to $1,000,000 (the "Series A3 Preferred Shares") to approximately 125 officers and employees of MBC and its affiliates. Such issuance is intended to ensure that the Company complies with certain requirements for qualification as a REIT, even in the event the Series A Preferred Shares are redeemed. Except for the Senior A2 Preferred Shares and the Series A3 Preferred Shares, the Company may not issue additional shares of Preferred Stock ranking senior to or on a parity with the Series A Preferred Shares without the consent of a majority of the Independent Directors. The Company currently does not anticipate issuing additional shares of Preferred Stock unless (i) it uses the proceeds thereof to redeem outstanding shares of Preferred Stock or (ii) in the event that all the outstanding shares of Preferred Stock eligible for redemption have been redeemed, the Company simultaneously issues additional Common Stock and the proceeds to be received from the issuance of the Common Stock are approximately equal to the proceeds to be received in connection with the issuance of the additional Preferred Stock and the Company's expenses (including underwriting discounts) in connection with the issuance of such additional shares of Preferred Stock. It is also currently anticipated that the Company will issue additional shares of Preferred Stock if such issuance would provide Boston Safe and MBC with the most cost-effective means of raising capital for bank regulatory purposes at the time. See "Certain Transactions Constituting the Formation--Benefits to Boston Safe and its Affiliates".

 CREDIT RISK MANAGEMENT POLICIES

  The Company expects that each Mortgage Loan acquired from Boston Safe or one of its affiliates in the future will be a whole loan, will generally represent a first lien and will be originated by Boston Safe, one of its affiliates or a correspondent thereof in the ordinary course of its real estate lending activities based on the underwriting standards generally applied (at the time of origination) by Boston Safe or the affiliate of Boston Safe which originated the Mortgage Loan or purchased the Mortgage Loan from the correspondent. See "--Description of Initial Portfolio--Underwriting Standards". The Company expects that all Mortgage Loans held by the Company will be serviced pursuant to the Servicing Agreement, which requires servicing in conformity with accepted secondary market standards, with any servicing guidelines promulgated by the Company and with FNMA and FHLMC guidelines and procedures. The Company may also choose, at any time during the servicing process, to require the servicer of such Mortgage Loans to dispose of any Mortgage Loan which does not meet the credit standards that were applied to such Mortgage Loan at the time of its initial acquisition by the Company.

 CONFLICT OF INTEREST POLICIES

  Because of the nature of the Company's relationship with Boston Safe and its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, the Company's acquisition of Mortgage Loans from, or disposition of Mortgage Loans to, Boston Safe or its affiliates and the modification of the Advisory Agreement or the Servicing Agreement. It is the Company's policy that the terms of any financial dealings with Boston Safe and its affiliates will be consistent with those available from third parties in the mortgage lending industry. In addition, neither the Advisory Agreement nor the Servicing Agreement may be modified or terminated without approval of a majority of the Independent Directors.

  Conflicts of interest between the Company and Boston Safe and its affiliates may also arise in connection with making decisions that bear upon the credit arrangements that Boston Safe or one of its affiliates may have with a mortgagor under a Mortgage Loan. Conflicts could also arise in connection with actions taken by Boston Safe as a controlling person of the Company. It is the intention of the Company, Boston Safe and MBC that any agreements and transactions between the Company, on the one hand, and Boston Safe and its affiliates, on the other hand, including, without limitation, the Mortgage Transfer Agreement and the Servicing Agreement, are fair to all parties and are consistent with market terms for such types of transactions. The Servicing Agreement provides that (i) foreclosures and dispositions of the Mortgage Loans are to be performed with a view to maximizing the recovery by the Company as owner of the Mortgage Loans and (ii) the Servicer shall service the Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of Boston Safe or its affiliates. The requirement in the Certificate of Vote establishing the Series A Preferred Shares that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and Boston Safe, MBC and their affiliates. However, there can be no assurance that any such arrangement or transaction will be on terms as favorable to the Company as would have been obtained from unaffiliated third parties.

  There are no provisions in the Company's Articles of Organization limiting any officer, director, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or from engaging in acquiring, holding and managing Mortgage Assets. As described herein, it is expected that Boston Safe and its affiliates will have direct interests in transactions with the Company (including without limitation the sale of Mortgage Assets to the Company); however, it is not currently anticipated that any of the officers or directors of the Company will have any interests in such Mortgage Assets.

 OTHER POLICIES

  The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, (iii) actively trade in loans or other investments, (iv) offer securities in exchange for property or (v) make loans to third parties, including, without limitation, officers, directors or other affiliates of the Company. The Company may, under certain circumstances, purchase the Series A Preferred Shares or other shares of its capital stock in the open market or otherwise; provided, however, that the Company will not redeem or repurchase any shares of its Common Stock for so long as any Series A Preferred Shares are outstanding without approval of a majority of the Independent Directors. Boston Safe has no present intention of causing the Company to repurchase any shares of its capital stock, and any such action would be taken only in conformity with applicable federal and state laws and regulations and the requirements for qualifying as a REIT.

  The Company intends to publish and distribute to stockholders, in accordance with New York Stock Exchange rules, annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent public accountants. The Certificate of Vote establishing the Series A Preferred Shares provides that the Company shall maintain its status as a reporting company under the Exchange Act for so long as any of the Series A Preferred Shares are outstanding.

  The Company currently intends to make investments and operate its business at all times in such a manner as to be consistent with the requirements of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause the Board of Directors, subject to approval by a majority of independent Directors, to determine that it is in the best interests of the Company and its stockholders to revoke its REIT status.

DESCRIPTION OF INITIAL PORTFOLIO

  Information with respect to the Initial Portfolio is presented as of       ,
1996 (the "Reference Date"). The composition of the Initial Portfolio at the date of issuance of the Series A Preferred Shares may differ in certain respects from the Initial Portfolio as of the Reference Date as described in this Prospectus.

  References herein to percentages of Mortgage Loans included in the Initial Portfolio refer in each case to the percentage of such aggregate principal balance of the Mortgage Loans as of the Reference Date, based on the outstanding principal balances of such Mortgage Loans as of such date (the "Principal Balances"). References to percentages of Mortgaged Properties refer in each case to the percentages of aggregate Principal Balances of the related Mortgage Loans.

  The detailed information set forth in this Prospectus with respect to Mortgage Loans applies only to the Initial Portfolio. The Company's portfolio of Mortgage Assets in the future may or may not have the characteristics described below.

 GENERAL

  The Initial Portfolio consists of approximately    adjustable rate, fully
amortizing, monthly payment Mortgage Loans. None of the Mortgage Loans is subject to negative amortization. The Mortgage Loans had an aggregate Principal Balance as of the Reference Date of approximately $[750,000,000].
Each Mortgage Loan had a Principal Balance of not less than $     or more than
$      . The Mortgage Loans had an average Principal Balance of approximately
$      .

  All Mortgage Loans were originated between      and     . The weighted
average number of months since origination of the Mortgage Loans included in
the Initial Portfolio was approximately    months as of the Reference Date.
All but    of the Mortgage Loans had original terms to maturity of 30 years;
   of the Mortgage Loans had original terms to maturity of 35 years;    of the
Mortgage Loans had original terms to maturity of 15 years; and   of the
Mortgage Loans had an original term to maturity of 25 years. The latest
maturity date of any of the Mortgage Loans is       , 20  .

   of the Mortgage Loans, representing approximately   % (by Principal Balance
as of the Reference Date) of the Initial Portfolio were originated by Boston
Safe in the ordinary course of its real estate lending activities.    of the
Mortgage Loans, representing approximately   % (by Principal Balance as of the
Reference Date) of the Initial Portfolio were originated by correspondents of Boston Safe in the ordinary course of their real estate lending activities and acquired by Boston Safe. The Mortgage Loans in the Initial Portfolio were originated by Boston Safe or its correspondents generally in accordance with the underwriting policies customarily employed by Boston Safe during the period in which such Mortgage Loans were originated.

  None of the Mortgage Loans included in the Initial Portfolio was, as of the Reference Date or had been, at any time since the date of its acquisition by the Company, (a) Classified, (b) in Nonaccrual Status or (c) renegotiated due
to financial deterioration of the borrower, and $       million in aggregate
Principal Balance of Mortgage Loans included in the Initial Portfolio was, as of the Reference Date, more than 60 days past due.

  Approximately   % of the Mortgage Loans are secured by second homes; and
with respect to   % of the Mortgage Loans, the mortgagor represented in the
documents submitted by such mortgagor for the closing of the related Mortgage
Loan that the Mortgaged Property initially was owner-occupied.    Mortgage
Loans, representing approximately   % (by Principal Balance as of the
Reference Date) of the Initial Portfolio, are secured by more than one Mortgaged Property.

  The following types of Mortgage Loans, each of which is more fully described below, are included in the Initial Portfolio: One-Year ARM, Six-Month LIBOR ARM, 3/1 ARM, 5/1 ARM and 3/3 ARM. The following table sets forth certain information with respect to each type of Mortgage Loan contained in the Initial Portfolio:

                            TYPES OF MORTGAGE LOANS

                                                              PERCENTAGE OF MORTGAGE LOANS
                           NUMBER OF    AGGREGATE OUTSTANDING   BY AGGREGATE OUTSTANDING
          TYPE           MORTGAGE LOANS   PRINCIPAL BALANCE        PRINCIPAL BALANCE
          ----           -------------- --------------------- ----------------------------
One-Year ARM............
Six-Month LIBOR ARM.....
3/1 ARM.................
5/1 ARM.................
3/3 ARM.................
                           ----------        ----------                ----------
  Total.................
                           ==========        ==========                ==========

  All of the Mortgage Loans bear interest at adjustable rates. The interest rate on an "adjustable rate mortgage" or "ARM" is typically tied to an index (such as the interest rate on United States Treasury Bills) and is adjustable periodically. ARMs are typically subject to lifetime interest rate caps and periodic interest rate caps. The interest rates of the Mortgage Loans included
in the Initial Portfolio ranged from   % per annum to   % per annum as of the
Reference Date. The weighted average interest rate of the Mortgage Loans
included in the Initial Portfolio was approximately   % per annum as of the
Reference Date. The following table contains certain additional data with respect to the interest rates of the Mortgage Loans included in the Initial Portfolio as of the Reference Date:

                                MORTGAGE RATES

                                                              PERCENTAGE OF MORTGAGE LOANS
       RANGE OF            NUMBER OF    AGGREGATE OUTSTANDING   BY AGGREGATE OUTSTANDING
  MORTGAGE RATES (%)     MORTGAGE LOANS   PRINCIPAL BALANCE        PRINCIPAL BALANCE
  ------------------     -------------- --------------------- ----------------------------
     to     ............
     to     ............
     to     ............
     to     ............
     to     ............
                           ----------        ----------                ----------
  Total.................
                           ==========        ==========                ==========

  "Gross Margin", with respect to a Mortgage Loan, means the applicable fixed percentage which, when added to the applicable index, calculates to the current interest rate paid by the borrower of such Mortgage Loan (without taking into account any interest rate caps or minimum interest rates). As of the Reference Date, the weighted average Gross Margin of the Mortgage Loans
included in the Initial Portfolio was approximately   %.

  The following table sets forth certain additional data with respect to the Gross Margins of the Mortgage Loans included in the Initial Portfolio:

                                 GROSS MARGINS

                                                              PERCENTAGE OF MORTGAGE LOANS
        RANGE OF           NUMBER OF    AGGREGATE OUTSTANDING   BY AGGREGATE OUTSTANDING
   GROSS MARGINS (%)     MORTGAGE LOANS   PRINCIPAL BALANCE        PRINCIPAL BALANCE
   -----------------     -------------- --------------------- ----------------------------
     to     ............
     to     ............
                            --------          --------                  --------
  Total.................
                            ========          ========                  ========

 DESCRIPTION OF TYPES OF MORTGAGE LOANS

  The interest rate of each type of ARM product included in the Initial Portfolio adjusts at the times (each, a "Rate Adjustment Date") and in the manner described below subject to lifetime interest rate caps, to minimum interest rates and, in the case of most ARMs in the Initial Portfolio, to maximum annual interest rate increases or decreases, each as specified in the mortgage note relating to the ARM. Information set forth below regarding interest rate caps and minimum interest rates applies to the Initial Portfolio only. Mortgage Loans purchased by the Company after consummation of the Offering may be subject to different interest rate caps and minimum interest rates.

  Each ARM bears interest at its initial interest rate until its first Rate Adjustment Date. Effective with each Rate Adjustment Date, the monthly principal and interest payment on most of the adjustable rate Mortgage Loans will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Mortgage Loan over its remaining term to stated maturity and that will be sufficient to pay interest at the adjusted interest
rate. Notwithstanding the foregoing,    One-Year ARM Mortgage Loans,
representing approximately   % (by Principal Balance as of the Reference Date)
of the Initial Portfolio, provide for monthly payments of interest but no payments of principal for up to the first ten years after origination of such Mortgage Loan. Following such period, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related mortgage rate. All of the Mortgage Loans included in the Initial Portfolio allow the mortgagor to prepay at any time some or all of the outstanding principal balance of the Mortgage Loan without fee or penalty.

  One-Year ARM. The interest rate with respect to each One-Year ARM is fixed at an initial rate for the first twelve monthly payments and adjusts annually thereafter on the date specified in the related mortgage note to a rate equal to the then-current Treasury Index (defined below) plus the Gross Margin set forth in such mortgage note, subject to a maximum annual interest rate increase or decrease of 2.00%, a lifetime interest rate cap equal to the
initial interest rate with respect to such Mortgage Loan plus   % to   % as
specified in the related mortgage note and to a minimum interest rate no less than the Gross Margin. The sum of the Treasury Index and the Gross Margin is generally rounded to the nearest 0.125%; however, certain mortgage notes provide for the sum to be rounded upwards to the nearest 0.125%. The "Treasury Index" with respect to each One-Year ARM is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Advisor. Should the Treasury Index not be published or become otherwise unavailable, the Advisor will select a comparable alternative index over which it has no control and which is readily available.

  Included within One-Year ARMs are    Mortgage Loans, representing
approximately   % (by Principal Balance as of the Reference Date) of the
Initial Portfolio, having an index based on the monthly (instead of weekly) average yield on U.S. Treasury securities and which do not round to the nearest 0.125%.

  Six-Month LIBOR ARM. The interest rate with respect to each Six-Month LIBOR ARM is fixed at an initial rate for the first twelve monthly payments and adjusts annually thereafter on the date specified in the related mortgage note to a rate equal to the then-current LIBOR Index (defined below) plus the Gross Margin set forth in such mortgage note, subject to a maximum annual interest rate increase or decrease of 2.00%, a lifetime interest rate cap equal to the
initial interest rate with respect to such Mortgage Loan plus   % to   % as
specified in the related mortgage note and to a minimum interest rate no less than the Gross Margin. The sum of the LIBOR Index and the Gross Margin is generally rounded to the nearest 0.125%; however, certain mortgage notes provide for the sum to be rounded upwards to the nearest 0.125%. The "LIBOR Index" with respect to each Six-Month LIBOR ARM is the Six Month London Interbank Offered Rate (LIBOR) reported in the Tuesday edition of The Wall Street Journal (Eastern Edition) in its general guide to Money Rates as the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks. Should the LIBOR Index not be published or become otherwise unavailable, the Advisor will select a comparable alternative index over which it has no control and which is readily available.

  Three-Year Fixed Rate Loan with Automatic Conversion to One-Year ARM. The interest rate with respect to each three-year fixed rate loan with automatic conversion to a One-Year ARM (a "3/1 ARM") is fixed at an initial rate for the first 36 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM.

  Five-Year Fixed Rate Loan with Automatic Conversion to One-Year ARM. The interest rate with respect to each five-year fixed rate loan with automatic conversion to a One-Year ARM (a "5/1 ARM") is fixed at an initial rate for the first 60 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM.

  Three-Year Fixed Rate Loan with Automatic Conversion to Three-Year ARM. The interest rate with respect to each three-year fixed rate loan with automatic conversion to an ARM (a "3/3 ARM") is fixed at an initial rate for the first 36 monthly payments and adjusts thereafter as if the Mortgage Loan were a One-Year ARM, except that a Rate Adjustment Date occurs only in every third year.

 MODIFICATION OF MORTGAGE LOAN TYPE

  Boston Safe generally permits borrowers on its ARM products to change the index and other features of their mortgage loan into those of another ARM product offered by Boston Safe, assuming certain criteria are met. The eight Mortgage Loans included in the Initial Portfolio that are not One-Year ARMs were originated as One-Year ARMs and were modified into their current type. Certain ARM products into which a borrower would be permitted to convert permit the borrower to convert into a fixed-rate mortgage loan product. The Company proposes to continue this mortgage loan modification program. Accordingly, notwithstanding the types of the Mortgage Loans included in the Initial Portfolio as described above, such Mortgage Loans may, in the future, be modified into another type of mortgage loan product, including a fixed-rate mortgage loan product.

 UNDERWRITING STANDARDS

  Boston Safe has represented to the Company that all of the Mortgage Loans included in the Initial Portfolio were originated generally in accordance with the underwriting policies customarily employed by Boston Safe or one of its predecessors in interest at the time at which the Mortgage Loan was originated.

  The underwriting process is intended to assess both the prospective borrower's credit standing and ability to repay, and the value and adequacy of the mortgaged property as collateral. In underwriting a mortgage loan, Boston Safe relies primarily on the borrower's ability to repay the loan, determined by analyzing the borrower's cash flow, liquidity and overall financial condition and the value of the mortgaged property as a measure of the extent of its recovery in the event of a default. In determining the adequacy of the property as collateral for a loan, appraisals are generally obtained from qualified outside appraisers approved by Boston Safe. The qualifications of appraisers are generally reviewed at least annually.

  Boston Safe's appraisal requirements typically exceed FNMA/FHLMC guidelines. Multiple appraisals may be required depending upon the loan amount and the location of the mortgaged property. The appraiser generally inspects the interior and exterior of the property and prepares a report that includes a market data analysis based on recent sales of comparable homes and, in certain cases, a cost analysis based on the current cost of constructing a similar home. This report is generally reviewed by a representative of Boston Safe, who makes a final determination regarding the appraised value of the home.

  Each prospective borrower submits an application package that generally includes the applicant's federal income tax returns for at least the last two years (self-employed individuals are generally required to submit their personal and business tax returns for the past three years) and information with respect to the applicant's bank and brokerage accounts, assets, liabilities, income, credit history and employment history. To establish the applicant's ability to make timely payments, Boston Safe generally obtains a credit report on each borrower and verifies the income, current employment and liquid assets of the applicant. Boston Safe will generally obtain a verification of mortgage and current mortgage statement for mortgage loans not reported on the credit report. Information relative to adverse credit and legal actions typically must be explained in writing by the applicant and must be acceptable to Boston Safe. The origination process generally also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

  Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (i) sufficient income available to meet both housing and total debt obligations and (ii) sufficient post-loan liquidity. Boston Safe generally requires that the applicant's total housing related expenses and other current obligations not exceed 38% of the applicant's stable income. However, a high ratio of expenses to income will not disqualify an applicant if other factors indicating the applicant's ability to make the mortgage payments are present.

  The amount of the loan is limited by Boston Safe to an applicable loan-to-value ratio, which is equal to the original principal balance of the mortgage loan divided by (i) in the case of a mortgage loan to refinance an existing mortgage loan, the appraised value of the mortgaged property determined at the time of application as reviewed by a representative of Boston Safe, or (ii) in the case of a mortgage loan to purchase a residence, the lesser of the appraised value as reviewed by a representative of Boston Safe or the sales price of the residence. As described under "Business and Strategy--Description of Initial Portfolio--Additional Collateral" above, Boston Safe may accept Additional Collateral in conjunction with real estate collateral to lower the loan-to-value ratio to an acceptable level.

 GEOGRAPHIC CONCENTRATION

      ,     ,     ,      and      Mortgage Loans, representing approximately
  %,   %,   %,   % and   %, respectively, of the aggregate Principal Balance
of the Mortgage Loans as of the Reference Date, are secured by Mortgaged Properties located in Massachusetts, New York, California, Connecticut and New Jersey, respectively. The economies of such states may be adversely affected to a greater degree than those of other areas of the country by certain developments affecting industries concentrated in such states. In recent periods, several regions of the United States (including California and parts of the northeastern United States) have experienced significant downturns in the market value of real estate. In addition, Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Company will not maintain any special hazard insurance policies which could mitigate any damages caused by natural disasters (such as earthquakes) which may occur in such regions. In the event of any such natural disaster, the Company's ability to pay dividends on the Series A Preferred Shares could be adversely affected. See "Risk Factors--Geographic Concentration". No more than
approximately   % of the Mortgage Loans were secured by Mortgaged Properties located in any one zip code area.

 INSURANCE

  Pursuant to its terms, each Mortgage Loan, other than a Cooperative Loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or condominium association is responsible for maintaining hazard insurance covering the entire building. None of the Mortgage Loans is required to be covered by primary mortgage insurance. The Company will not maintain any special hazard insurance policies. Standard hazard insurance required to be maintained with respect to Mortgage Loans held by the Company does not protect the Company against losses occurring from earthquakes and other natural disasters. Consequently, in the event of an earthquake or other natural disaster, the Company's ability to pay dividends on the Series A Preferred Shares could be adversely affected as the Company will not maintain special hazard insurance to protect against such losses.

 TRANSFERS

  Upon transfer of the Mortgaged Property underlying a Mortgage Loan included in the Initial Portfolio, the mortgage note generally will not preclude assumption of the related Mortgage Loan by the proposed transferee if the proposed transferee satisfies certain criteria with respect to its ability to repay the Mortgage Loan.

 ADDITIONAL COLLATERAL

       Mortgage Loans, representing approximately   % (by Principal Balance as
of the Reference Date) of the Initial Portfolio, are secured by, in addition to real estate or shares of stock in a cooperative housing corporation, additional collateral ("Additional Collateral") generally consisting of marketable securities.

  Boston Safe requires that borrowers pledge Additional Collateral to secure a Mortgage Loan to the extent that the loan-to-value ratio of such Mortgage Loan would otherwise exceed applicable underwriting guidelines. Additional Collateral may include publicly traded stocks, corporate and municipal bonds, government securities, commercial paper, bank deposits, trust accounts and mutual funds. The loan-to-value ratio of a Mortgage Loan secured in part by Additional Collateral may, with respect to the real property securing such loan, be greater than 100%.

  The market value of Additional Collateral required to be pledged depends on the nature of the Additional Collateral. All Additional Collateral is valued on a daily basis; if the market value of such collateral with respect to any Mortgage Loan declines below specified levels, the related borrower is required to pledge sufficient Additional Collateral to meet such levels; it is generally an event of default under the related Mortgage Loan for a borrower to fail to pledge such Additional Collateral. Boston

Safe will generally release its lien on some or all of the Additional Collateral securing a Mortgage Loan if the borrower meets certain requirements and the loan-to-value ratio has been reduced due to (i) an increase in the appraised value of the real property securing such Mortgage Loan or (ii) prepayment by the borrower of a portion of the loan balance. After a specified period of time has elapsed following origination of a Mortgage Loan, Boston Safe may, at its option, liquidate all or part of the related Additional Collateral in order to reduce the outstanding loan balance to a level within its loan-to-value guidelines.

  The security interests in all Additional Collateral pledged to secure the Mortgage Loans will be assigned to the Company. Boston Safe will continue to hold such Additional Collateral as custodian on behalf of the Company.

  Investors should consider that, due to changes in market conditions, Additional Collateral pledged to secure a Mortgage Loan may not be readily marketable at the time that the related borrower defaults on such Mortgage Loan and foreclosure proceedings are commenced.

  Because Additional Collateral is generally required to be pledged to secure any Mortgage Loan that would otherwise have a loan-to-value ratio above 80%, none of the Mortgage Loans is covered by primary mortgage insurance policies.

 COOPERATIVE LOANS

       Mortgage Loans, representing approximately   % of the Mortgage Loans
(by Principal Balance as of the Reference Date) of the Initial Portfolio, are Cooperative Loans. Such loans were originated primarily in the states of New York, Massachusetts, California and New Jersey. Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

      Mortgage Loans, representing approximately   % of the Mortgage Loans (by
Principal Balance as of the Reference Date) are Unrecognized Cooperative Loans. In the event of a default under an Unrecognized Cooperative Loan and resulting foreclosure, the value of the related collateral may be substantially less than the unpaid principal balance of the related Mortgage Loan.

  In addition,      Unrecognized Cooperative Loans, representing approximately
 % (by Principal Balance as of the Reference Date) of the Initial Portfolio, are by their terms subordinate to recognized Mortgage Loans of the same borrower and with respect to the same Mortgaged Property, which Mortgage Loans are included in the Initial Portfolio.

  Please refer to "Risk Factors--Risks Associated with Mortgage Loans Generally--Legal Considerations--Cooperative Loans" for additional information regarding the risks relating to Cooperative Loans.

SERVICING

  The Mortgage Loans included in the Initial Portfolio have been transferred to the Company by Boston Safe on a servicing retained basis. Boston Safe will service such loans pursuant to the terms of the Servicing Agreement. Boston Safe in its role as servicer under the terms of the Servicing Agreement is herein referred to as the "Servicer". The Servicer will receive an annual servicing fee with respect to the Mortgage Loans serviced for the Company equal to 0.25% of the outstanding principal balance of the Mortgage Loans.

  The Servicing Agreement requires the Servicer to service the Company's Mortgage Loans in a manner generally consistent with accepted secondary market practices, with any servicing guidelines promulgated by the Company and with FNMA and FHLMC guidelines and procedures. The Servicer will collect and remit principal and interest payments, administer mortgage escrow accounts, submit and pursue insurance claims and initiate and supervise foreclosure proceedings on the Mortgage Loans. The Servicer will also provide accounting and reporting services required by the Company for the Mortgage Loans. The Servicing Agreement requires the Servicer to follow such collection procedures as are customary in the industry, including contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of unremedied defaults in accordance with servicing guidelines promulgated by the Company. The Servicer may, in its discretion, arrange with a defaulting borrower a schedule for the liquidation of delinquencies. The Servicer may also be directed by the Company, at any time during the servicing process, to dispose of any Mortgage Loan which does not meet the credit standards that were applied to such Mortgage Loan at the time of its initial acquisition by the Company.

  The Servicer may from time to time subcontract all or a portion of its servicing obligations under the Servicing Agreement to one or more of its affiliates. If none of its affiliates is engaged in the business of servicing Mortgage Assets, the Servicer may subcontract all or a portion of its obligations under the Servicing Agreement to an unrelated third party subject to approval of a majority of the Independent Directors. The Servicer has indicated to the Company that it will enter into subservicing arrangements with Mellon Mortgage Company, an indirect wholly-owned subsidiary of MBC, pursuant to which Mellon Mortgage Company will perform the actual servicing of the Mortgage Loans held by the Company. At June 30, 1996, Mellon Mortgage Company serviced residential mortgage loans having an aggregate principal
balance of approximately $   billion. The Servicer will not, in connection
with subcontracting any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement.

  The Servicing Agreement requires the Servicer to pay all expenses related to the performance of its duties under the Servicing Agreement. The Servicer will be entitled to reimbursement by the Company for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and in connection with the restoration of Mortgaged Property. If claims are not made or paid under applicable insurance policies or if coverage thereunder has ceased, the Company will suffer a loss to the extent that the proceeds from liquidation of the Mortgaged Property, after reimbursement of the Servicer's expenses in the sale, are less than the principal balance of the related mortgage loan. The Servicer will be responsible to the Company for any loss suffered as a result of the Servicer's failure to make and pursue timely claims or as a result of actions taken or omissions made by the Servicer which cause the policies to be cancelled by the insurer.

  In connection with any foreclosure proceedings that the Servicer may institute, the Servicer may exercise any power of sale contained in any mortgage or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the Servicing Agreement.

  The Company may terminate the Servicing Agreement upon the happening of one or more events specified in the Servicing Agreement. Such events relate generally to the Servicer's proper and timely performance of its duties and obligations under the Servicing Agreement. In addition, the Company may also terminate the Servicing Agreement without cause upon 30 days' notice and payment of a termination fee that is competitive with that which is generally payable in the industry. The termination fee will be equal to 2% of the aggregate outstanding principal amount of the loans then serviced under the Servicing Agreement. As long as any Series A Preferred Shares remain outstanding, the Company may not terminate, or elect not to renew, the Servicing Agreement without the approval of a majority of the Independent Directors.

  When any Mortgaged Property is conveyed by a mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the exercise of the "due-on-sale" clause is prohibited under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations under the related mortgage note. Upon any assumption of a Mortgage Loan by a transferee, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

OFFICERS

  The Company has five executive officers, each of whom is described further
below under "Management", and    other officers. The Company does not
anticipate that it will require any additional officers or any employees because it has retained the Advisor to perform certain functions pursuant to the Advisory Agreement described below under "Management--The Advisor". It is currently anticipated that all of the officers of the Company will also be officers or employees of MBC, Boston Safe or their affiliates. The Company will maintain corporate records and audited financial statements that are separate from those of Boston Safe or any of its affiliates. None of the officers or directors of the Company will have on an individual basis any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or will individually engage in acquiring, holding or managing Mortgage Assets.

COMPETITION

  The Company does not anticipate that it will engage in the business of originating Mortgage Loans. It does anticipate that it will purchase Mortgage Loans in addition to those in the Initial Portfolio and that all of these Mortgage Loans will be purchased from Boston Safe or affiliates of Boston Safe.

LEGAL PROCEEDINGS

  The Company is not the subject of any material litigation. None of the Company, Boston Safe or any of its affiliates is currently involved in, nor, to the Company's knowledge, currently threatened with, any material litigation with respect to the Mortgage Loans to be included in the Initial Portfolio, other than routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The Company's Board of Directors will initially be composed of seven members, two of whom will be Independent Directors. These directors will serve until their successors are duly elected and qualified. There is no current intention to alter the number of directors comprising the Board of Directors. An "Independent Director" is a director who is not a current officer or employee of the Company, MBC, Boston Safe or any affiliate of Boston Safe or of any person or persons that, in the aggretate, own more than 50% of the Common Stock. Pursuant to the Certificate of Vote establishing the Series A Preferred Shares, the Independent Directors are required to take into account the interests of both the Common Stock and the Preferred Stock, including the holders of the Series A Preferred Shares, in assessing the benefit to the Company of any proposed action requiring their consent. In considering the interests of the holders of the Series A Preferred Shares, the Independent Directors shall owe the same duties which the Independent Directors owe to holders of Common Stock. The Company currently has five executive officers and other officers. The Company does not anticipate that it will require additional officers or any employees because it has retained the Advisor to perform certain functions pursuant to the Advisory Agreement described below under "Management--The Advisor".

  The persons who are directors and executive officers of the Company are as follows:

             NAME              AGE         POSITION AND OFFICES HELD
             ----              ---         -------------------------
 W. Keith Smith                 61  President and Director
 Christopher M. Condron         49  Director
 Paul W. Calhoun                46  Senior Vice President
 Michael K. Hughey              45  Vice President, Assistant Treasurer and
                                    Director
 Willis F. Williams             50  Treasurer
 Marilyn K. Kolb                47  Clerk
 [Additional Director]          [ ] Director
 [Additional Director]          [ ] Director
 [Independent Director]         [ ] Director
 [Independent Director]         [ ] Director

  The following is a summary of the experience of the executive officers and directors of the Company:

  W. KEITH SMITH is Vice Chairman, Mellon Trust (which comprises the trust and investment businesses of MBC and The Boston Company), Chairman and Chief Executive Officer of The Boston Company and Chairman of The Dreyfus Corporation. From January 1990 to November 1993, Mr. Smith was Vice Chairman, Service Products of MBC and Mellon Bank, N.A. Mr. Smith was Chief Operating Officer of The Dreyfus Corporation from August 1994 to January 1995.

  CHRISTOPHER M. CONDRON is Vice Chairman, Deputy Director Mellon Trust and President and Chief Executive Officer of The Dreyfus Corporation. From June 1989 to January 1994, Mr. Condron was President of Boston Safe and Executive Vice President of The Boston Company.

  PAUL W. CALHOUN is Senior Vice President of Boston Safe and has held this position since October 1993. From September 1991 to September 1993, he was Senior Vice President and Division Head of Mellon Bank, N.A.'s Global Corporate Banking Department.

  MICHAEL K. HUGHEY is Senior Vice President and Controller of MBC and Senior Vice President, Director of Taxes and Controller of Mellon Bank, N.A. Mr. Hughey has held these positions since 1990.

  WILLIS F. WILLIAMS is Senior Vice President and Chief Financial Officer of The Boston Company and has served in this position since May 1993. From May 1991 to May 1993, Mr. Williams served as head of Mellon Bank, N.A.'s Strategic Planning Department.

  MARILYN K. KOLB is Deputy General Counsel of The Boston Company. Ms. Kolb has held this position since May of 1995. From April 1984 to May 1995, Ms. Kolb was Assistant General Counsel of The Boston Company.

  [ADDITIONAL DIRECTOR #1]

  [ADDITIONAL DIRECTOR #2]

  [INDEPENDENT DIRECTOR #1]

  [INDEPENDENT DIRECTOR #2]

BENEFICIAL OWNERSHIP OF STOCK OF MBC

  The following table sets forth, as of           , 1996, the number of shares
of Common Stock of MBC beneficially owned by each director of the Company and by all directors and executive officers of the Company as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with the individual's spouse.

                                                                COMMON STOCK
                                                                    OWNED
NAME                                                         BENEFICIALLY (1)(2)
- ----                                                         -------------------
Paul W. Calhoun.............................................
Christopher M. Condron......................................
Michael K. Hughey...........................................
W. Keith Smith..............................................         (3)
[Additional Director].......................................
[Additional Director].......................................
[Independent Director]......................................
[Independent Director]......................................
Directors and Executive Officers as a group (7 persons).....

- --------
(1) On         , 1996, none of the individuals named in the above table
    beneficially owned more than 1% of the outstanding shares of Common Stock of MBC, and all the directors and executive officers as a group beneficially owned less than 1% of the outstanding shares of Common Stock of MBC.

(2) The amounts shown include the following amounts of Common Stock which the indicated individuals and group have the right to acquire within 60 days
    of        , 1996, through the exercise of stock options granted pursuant
    to MBC's stock option plans: Mr. Calhoun,          ; Mr. Condron,
            ; Mr. Hughey,          ; Mr. Smith,        ; and all directors and
    executive officers as a group,       shares. Shares held in accounts under
    MBC's Retirement Savings Plan, a 401(k) plan, as to which the holders have voting power but not investment power, are also included as follows: Mr.
    Calhoun,       ; Mr. Condron,       ; Mr. Hughey,        ; Mr. Smith,
            ; and all directors and executive officers as a group, shares.

(3) Of these shares,        are held by Mr. Smith's wife. Mr. Smith disclaims
    beneficial ownership of such shares.

INDEPENDENT DIRECTORS

  The Certificate of Vote establishing the Series A Preferred Shares requires that, so long as any Series A Preferred Shares are outstanding, certain actions by the Company be approved by a majority of the Independent Directors of the Company. See "Description of Series A Preferred Shares--Independent
Director Approval".        and        are the Company's initial Independent
Directors. The Certificate of Vote establishing the Series A Preferred Shares requires that in assessing the benefits to the Company of any proposed action requiring their consent, the Independent Directors take into account the interests of holders of both the Common Stock and the Preferred Stock, including the holders of the Series A Preferred Shares. For so long as there are only two Independent Directors, any action that requires approval by a majority of the Independent Directors must be approved by both Independent Directors.

  If at the time the aggregate amount of accrued and unpaid dividends on the Series A Preferred Shares equals or exceeds an amount equal to six quarterly dividend payments on the Series A Preferred Shares, the number of directors then constituting the Board of Directors of the Company will be increased by two (if not already increased by reason of similar types of provisions with respect to other series of Preferred Stock) and the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other series of Preferred Stock as to which a default in preference dividends exists, will be entitled to elect such two additional directors to serve on the Company's Board of Directors. Each director elected by the holders of shares of the Preferred Stock shall continue to serve as director until the Company shall have paid a full dividend on the Series A Preferred Shares for four consecutive dividend periods.

AUDIT COMMITTEE

  Upon consummation of the Offering, the Company will establish an audit committee which will review the engagement of independent accountants and review the independence of its auditors. The audit committee will also review the adequacy of the Company's internal accounting controls. The members of the
audit committee will be       .

COMPENSATION OF DIRECTORS AND OFFICERS

  The Company intends to pay the Independent Directors fees for their services as directors. The Independent Directors will receive annual compensation of
$     plus a fee of $     for attendance (in person or by telephone) at each
meeting of the Board of Directors.

  The Company will not pay any compensation to its officers or to directors who are not Independent Directors.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

  The Company's Articles of Organization eliminate, to the fullest extent permitted by the Massachusetts Business Corporation Law (the "MBCL"), the personal liability of a director to the Company or its stockholders for monetary damages for breach of such director's fiduciary duty.

  The by-laws of the Company (the "By-laws") require indemnification of the Company's directors and specify that the right to indemnification is a contract right, setting forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws. The By-laws also entitle any director to be reimbursed for the expenses of prosecuting any claim against him or her arising out of his or her status as such and also permit the Company to make advances with respect to such expenses pending resolution of the claim. The By-Laws of the Company also provide that the Company may enter into contracts with any director in furtherance of the indemnification provisions contained in the By-laws and allow the Company to create a trust fund to ensure payment of amounts indemnified.

THE ADVISOR

  In connection with the consummation of the Offering and the formation of the Company described herein, the Company will enter into the Advisory Agreement with Boston Safe to manage the day-to-day operations of the Company. Boston Safe in its role as advisor under the terms of the Advisory Agreement is herein referred to as the "Advisor". The Advisor will be responsible for (i) monitoring the credit quality of the Mortgage Assets held by the Company, (ii) advising the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets and (iii) maintaining custody of the documents related to the Company's Mortgage Loans. The Advisor may from time to time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing real estate assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Board of Directors as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement.

  The Advisor and its affiliates have substantial experience in the mortgage lending industry, both in the origination and in the servicing of mortgage loans. At June 30, 1996, the Advisor and its affiliates held approximately $ billion of residential mortgage loans. In their residential mortgage loan business, the Advisor and its affiliates originate and purchase residential mortgage loans and then sell such loans to investors, primarily in the secondary market, while generally retaining the rights to service such loans. The Advisor and its affiliates also purchase servicing rights on residential mortgage loans. At June 30, 1996, the Advisor and its affiliates, including Mellon Mortgage Company, serviced residential mortgage loans having an aggregate principal balance of approximately $ billion.

  The Advisory Agreement has an initial term of one year and may be renewed for additional one-year periods if the Advisor and the Company agree. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior notice. As long as any Series A Preferred Shares remain outstanding, any decision by the Company either to terminate or not to renew the Advisory Agreement must be approved by a majority of the Board of Directors as well as a majority of the Independent Directors. The Advisor will be entitled to receive an annual advisory fee equal to $250,000 with respect to the advisory and management services provided by it to the Company.

  As a result of the relationship between Boston Safe and the Company, certain conflicts of interest may arise. See "Risk Factors--Relationship with Boston Safe and its Affiliates; Conflicts of Interest".

  The principal executive offices of the Advisor are located at One Boston Place, Boston, Massachusetts 02108-4402, telephone number (617) 722-7610.

                CERTAIN TRANSACTIONS CONSTITUTING THE FORMATION

THE FORMATION

  Prior to or simultaneously with the completion of the Offering, the Company, Boston Safe and Bridgewater will engage in the transactions described below which are designed (i) to transfer ownership of the Initial Portfolio to the Company, (ii) to facilitate the Offering and (iii) to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1996.

  The transactions constituting the formation of the Company will include the following:

 .  The Initial Portfolio was contributed by Boston Safe to Bridgewater and by
   Bridgewater to the Company, and Bridgewater was issued 100 shares of the Common Stock of the Company, on April 1, 1996. See "Business and Strategy-- Acquisition of Initial Portfolio".

 . The Articles of Organization of the Company will be amended to provide for 1,000 authorized shares of Common Stock and 25,000,000 authorized shares of Preferred Stock, and the Company will file Certificates of Vote with the Secretary of the Commonwealth of the Commonwealth of Massachusetts establishing the terms of the Series A Preferred Shares and the Series A2 Preferred Shares.

 . The Company will sell to the public 8,000,000 Series A Preferred Shares in the Offering.

 . The Company will issue to Bridgewater, as the holder of all the issued and outstanding shares of the Common Stock, 7,000,000 Series A2 Preferred Shares and distribute to Bridgewater the net proceeds of the Offering.

 .  The Company will enter into the Mortgage Transfer Agreement with Boston
   Safe pursuant to which Boston Safe will make certain representations, warranties and agreements with respect to the Mortgage Loans in the Initial Portfolio. See "Description of Initial Portfolio".

 . The Company will enter into the Servicing Agreement with Boston Safe pursuant to which Boston Safe will agree to act as the Servicer with respect to the Mortgage Loans in the Initial Portfolio. See "Business and Strategy--Servicing".

 . The Company will enter into the Advisory Agreement with Boston Safe pursuant to which Boston Safe, as Advisor, will agree to manage the Mortgage Assets held by the Company and administer the day-to-day operations of the Company. See "Management--The Advisor".

  Bridgewater, which is a wholly owned subsidiary of Boston Safe, currently owns and, following the completion of the Offering and the transactions described above, will continue to own all of the issued and outstanding shares of Common Stock of the Company. In addition, following the completion of the Offering and the transactions described above, Bridgewater will own all 7,000,000 issued and outstanding Series A2 Preferred Shares. MBC, which indirectly owns all of the issued and outstanding shares of capital stock of Boston Safe, has indicated to the Company that, so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Stock. In addition, Massachusetts law requires Boston Safe to own directly or indirectly all the Common Stock of the Company so long as it directly or indirectly owns any Common Stock.

  A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, BOSTON SAFE OR MBC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY BOSTON SAFE OR MBC.

  Following the Offering, Boston Safe will indirectly own 100% of the Common Stock of the Company. Boston Safe will also have responsibility for the day-to-day management and custody of the Company's assets as Advisor under the Advisory Agreement and as Servicer of the Mortgage Loans under the Servicing Agreement. See "Management--The Advisor" for a description of the Advisory Agreement, including a description of fees payable to the Advisor. See "Risk Factors--Relationship with Boston Safe and its Affiliates; Conflicts of Interest".

  The Company and Boston Safe estimate that the fair value of the Initial
Portfolio approximately equalled $        as of the Reference Date. However,
no third-party valuations of the Mortgage

Loans constituting the Initial Portfolio have been or will be obtained for purposes of the Offering, and there can be no assurance that the fair value of the Initial Portfolio does not differ from such estimated fair value. See "Risk Factors--No Third-Party Valuation of the Mortgage Loans; No Arm's-Length Negotiations with Affiliates" and "Risk Factors--Relationship with Boston Safe and its Affiliates; Conflicts of Interest".

BENEFITS TO BOSTON SAFE AND ITS AFFILIATES

  Boston Safe and its affiliates expect to realize the following benefits in connection with the Offering and the formation of the Company:

 . MBC and Boston Safe are required by the Federal Reserve Board and the FDIC, respectively, to maintain certain levels of capital for bank regulatory purposes. Boston Safe has informed the Company that the Series A Preferred Shares is expected to be treated as capital for both MBC and Boston Safe for regulatory purposes. Boston Safe has indicated to the Company that such treatment, together with the Company's ability to deduct, for income tax purposes, the dividends payable on the Series A Preferred Shares as a result of the Company's qualification as a REIT, will provide each of MBC and Boston Safe with a more cost-effective means of obtaining regulatory capital than if Boston Safe or MBC were to issue preferred stock itself. Neither Boston Safe nor MBC would be permitted to treat any securities issued by a trust established by either Boston Safe or MBC to securitize its mortgage assets as capital for bank regulatory purposes.

 . Bridgewater, Boston Safe's wholly owned subsidiary, will receive the net proceeds of the Offering as a distribution on the Common Stock of the Company held by it.

 . Boston Safe will be entitled to receive annual advisory and servicing fees and Bridgewater will receive dividends in respect of the Common Stock and the Series A2 Preferred Shares held by it. For the first 12 months following completion of the Offering, these annual fees and dividends are anticipated to be as follows:

Advisory Fee........................................................ $250,000
Servicing Fee.......................................................         *
  Series A2 Preferred Shares Dividend...............................         **
Common Stock Dividend...............................................         ***
                                                                     ========
    Total........................................................... $

- --------
* Assumes that for the first 12 months following completion of the Offering, the Company holds Mortgage Loans with the same outstanding principal balance as the Mortgage Loans included in the Initial Portfolio. See "Business and Strategy--Servicing" for a description of the basis upon which the servicing fee will be calculated.

** The Series A2 Preferred Shares will bear dividends at a floating rate,
   adjusted quarterly, equal to   % above the average weekly yield on U.S.
   Treasury securities adjusted to a constant maturity of one year. Based upon
   the yield of U.S. Treasury securities as of        , 1996, the Series A2
   Preferred Shares would have borne dividends at the rate of % per annum. Assuming that the Series A2 Preferred Shares bear dividends at such rate for the 12-month period following the consummation of the Offering and that no Series A2 Preferred Shares are redeemed in that period, the aggregate
   annual dividend amount for the Series A2 Preferred Shares would be $    .

*** The amount of dividends to be paid in respect of the Common Stock is expected to be equal to the excess of the Company's "REIT taxable income" (excluding capital gains) over the amount of dividends paid in respect of Preferred Stock. The aggregate annual dividend amount of the Series

  A Preferred Shares is $    . As described in the previous note, the
  aggregate annual dividend amount of the Series A2 Preferred Shares is
  assumed to be $    . Assuming that (i) the Mortgage Loans included in the
  Initial Portfolio are held for the 12-month period following completion of the Offering, (ii) principal repayments are reinvested in additional Mortgage Loans with characteristics similar to those of the Mortgage Loans included in the Initial Portfolio and (iii) interest rates remain constant during such 12-month period, the Company anticipates that the Initial Portfolio will generate "REIT taxable income" (excluding capital gains) of
  approximately $   million, after payment of servicing and advisory fees,
  during such 12-month period.


                   DESCRIPTION OF SERIES A PREFERRED SHARES

  The following summary sets forth the material terms and provisions of the Series A Preferred Shares, and is qualified in its entirety by reference to the terms and provisions of the Certificate of Vote establishing the Series A Preferred Shares and the Company's Articles of Organization, the forms of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus forms a part. See "Description of Capital Stock" below.

GENERAL

  The Series A Preferred Shares constitute a series of the Preferred Stock of the Company, which Preferred Stock may be issued from time to time in one or more series with such rights, preferences and limitations as are determined by the Company's Board of Directors or, if then constituted, a duly authorized committee thereof. The Board of Directors has authorized the Company to issue the Series A Preferred Shares.

  When issued in the Offering, the Series A Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Series A Preferred Shares will have no preemptive rights with respect to any shares of the capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares will not be convertible into shares of Common Stock or any other class or series of capital stock of the Company and will not be subject to any sinking fund or other obligation of the Company for its repurchase or retirement.

  The transfer agent, registrar and dividend disbursement agent for the Preferred Stock will be ChaseMellon Shareholder Services, L.L.C. The registrar for shares of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

DIVIDENDS

  Holders of Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors of the Company in its sole discretion out of assets of the Company legally available for payment, cash
dividends at the annual rate of   % of the initial liquidation preference
(equivalent to $   per share per annum). Dividends on the Series A Preferred
Shares will not be cumulative and, if for any reason a dividend on the Series A Preferred Shares is not declared for a dividend period, the Company will have no obligation to pay a dividend for such period, whether or not dividends on the Series A Preferred Shares are declared for any future dividend period. Dividends on the Series A Preferred Shares will be payable quarterly on or about the last day of March, June, September and December of each year, at such annual rate, commencing on December 31, 1996. Each such dividend will be payable to holders of record as they appear on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the

Board of Directors of the Company. Dividends will accrue from the date of original issue or from the most recent dividend payment date (whether or not dividends were paid on such date). Dividends payable on the Series A Preferred Shares for any period less than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period. Dividends payable on the Series A Preferred Shares for each full dividend period shall be computed by dividing the per annum dividend rate by four.

  If any Series A Preferred Shares are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of capital stock of the Company ranking, as to dividends, on a parity with the Series A Preferred Shares for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payments, on the Series A Preferred Shares for the then-current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series A Preferred Shares and the shares of any other series of capital stock ranking on parity as to dividends with the Series A Preferred Shares, all dividends declared upon Series A Preferred Shares and any other series of capital stock ranking on a parity as to dividends with the Series A Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Shares and such other series of capital stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A Preferred Shares and accrued dividends, including required or permitted accumulations, if any, of such other series of capital stock, bear to each other.

  Unless full dividends on the Series A Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then-current dividend period, (i) no dividends (other than in Common Stock or other capital stock ranking junior to the Series A Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon the Common Stock or any other capital stock of the Company ranking junior to the Series A Preferred Shares as to dividends or amounts upon liquidation, and (ii) no Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Shares as to dividends or amounts upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series A Preferred Shares as to dividends and amounts upon liquidation).

  For a discussion of the tax treatment of distributions to stockholders, see "Federal Income Tax Considerations--Taxation of United States Stockholders" and "--Taxation of Foreign Stockholders".

VOTING RIGHTS

  Except as expressly required by applicable law, or except as indicated below, the holders of the Series A Preferred Shares will not be entitled to vote. In the event the holders of Series A Preferred Shares are entitled to vote as indicated below, each Series A Preferred Share will be entitled to one vote on matters on which holders of the Series A Preferred Shares are entitled to vote.

  If at any time the aggregate amount of accrued and unpaid dividends on the Series A Preferred Shares equals or exceeds an amount equal to six quarterly dividend payments on the Series A Preferred Shares, the number of directors then constituting the Board of Directors of the Company will be increased by two (if not already increased by reason of similar types of provisions with respect to other series of Preferred Stock) and the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other series of Preferred Stock as to which a default in preference dividends exists, will be entitled to elect such two additional directors to serve on the

Company's Board of Directors. Each director elected by the holders of shares of the Preferred Stock shall continue to serve as a director (subject to certain provisions on removal) until the Company shall have paid a full dividend on the Series A Preferred Shares for four consecutive dividend periods.

  In the event any meeting of holders of Series A Preferred Shares is required to elect directors, the Clerk of the Company shall call such meeting as promptly as possible but in any event within 20 days after receipt of the written request of the holders of at least 5% of the Series A Preferred Shares then outstanding, addressed to the Company at its principal office. Such meeting shall be held at the place designated as provided in the By-laws of the Company for meetings of the Company's stockholders, and upon not less than 10- nor more than 20-days' notice. If any such meeting shall not be called within 20 days after receipt by the Clerk of the Company of a request, then the holders of at least 5% of the Series A Preferred Shares then outstanding, may, by written notice to the Clerk of the Company, designate any person to call such meeting, and the person so designated may call such meeting at the place above provided and upon not less than 10- nor more than 20-days' notice and for that purpose will have access to the stock record books of the Company. At any such meeting or at any annual meeting held while the holders of the Series A Preferred Shares have the right to elect directors, the holders of Preferred Stock who are present in person or by proxy will be sufficient to constitute a quorum for the purpose of such meeting.

  The Company may not alter or change the provisions of the Company's Articles of Organization so as to adversely affect the voting power, preferences or special rights of the holders of the Series A Preferred Shares (provided, however, that the creation of any class or series of stock of the Company shall not be deemed to have such an adverse effect, even if such class or series shall have preference as to dividends or distribution of assets over the Series A Preferred Shares), without the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the holders of any other series of Preferred Stock entitled to vote thereon, voting together as a single class without regard to series.

  The issuance of any class or series of stock which shall rank senior to or on a parity as to dividends or distribution of assets with the Series A Preferred Shares shall require the approval of a majority of the Independent Directors. Simultaneously with the issuance of the Series A Preferred Shares, the Company will issue to Bridgewater 7,000,000 Series A2 Preferred Shares, which rank on a parity with the Series A Preferred Shares. It is currently anticipated that, prior to December 31, 1997, the Company will issue up to 40,000 Series A3 Preferred Shares, which will also rank on a parity with the Series A Preferred Shares. Neither such issuance will be subject to the approval of a majority of the Independent Directors.

  Except as provided above and as required by law, the holders of Series A Preferred Shares are not entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company.

REDEMPTION

  The Series A Preferred Shares will not be redeemable prior to    , 2001,
except upon the occurrence of a Tax Event (as defined below). On or after such date, the Series A Preferred Shares will be redeemable at the option of the Company, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $25.00 per share, plus an amount equal to the dividend for the then-current quarterly dividend period accrued to but excluding the date of such redemption (whether or not declared, but without accumulation of dividends for prior dividend periods). Any such redemption may only be effected with the prior approval of the Federal Reserve Board and the FDIC (unless at such time it is determined that such approvals are not required). Under current policies of the Federal Reserve Board and the FDIC, such approval would be granted only if the redemption were to be made out of the proceeds of the issuance of another capital instrument or if such regulators determine that the condition and circumstances of Boston Safe and its bank holding company parents (MBC, Boston Group Holdings, Inc. and The Boston Company) warrant the reduction of a source of permanent capital.

  The Company will also have the right at any time, upon the occurrence of a Tax Event, to redeem the Series A Preferred Shares, in whole (but not in part) at a redemption price of $25.00 per share, plus an amount equal to the dividend for the then-current quarterly dividend period accrued to but excluding the date of such redemption (whether or not declared, but without accumulation of dividends for prior dividend periods). "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Shares, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the capital stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

RIGHTS UPON LIQUIDATION

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the Series A Preferred Shares upon liquidation, liquidating distributions in the amount of $25.00 per share, plus an amount equal to the dividend for the then-current quarterly dividend period accrued to but excluding the date of payment of such preference (whether or not declared, but without accumulation of dividends for prior dividend periods).

  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Series A Preferred Shares, including the Series A2 Preferred Shares, in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series A Preferred Shares and such other classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  For such purposes, neither the sale of all or substantially all the property or business of the Company, nor the merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company.

INDEPENDENT DIRECTOR APPROVAL

  The Certificate of Vote establishing the Series A Preferred Shares requires that, so long as any Series A Preferred Shares are outstanding, certain actions by the Company be approved by a majority of the Independent Directors. For so long as there are only two Independent Directors, any action that requires approval by a majority of the Independent Directors must be approved
by both Independent Directors.     and     are the Company's initial
Independent Directors. See "Management--Independent Directors". In order to be considered "independent", a director must not be a current officer or employee of the Company, MBC, Boston Safe or any affiliate of Boston Safe or of any person or persons that, in the aggregate, own more than 50% of the Common Stock of the Company. In addition, any members of the Board of Directors elected by holders of the Company's Preferred Stock will be deemed to be Independent Directors for purposes of approving the actions requiring the approval of a majority of the Independent Directors.

  The actions which may not be taken without the approval of a majority of the Independent Directors include (i) the issuance of Preferred Stock ranking senior to or on a parity with the Series A Preferred Shares (other than the Series A2 Preferred Shares and the Series A3 Preferred Shares), (ii) the incurrence of debt for borrowed money in excess of 20% of the total assets of the Company, (iii) the modification of the general distribution policy or the declaration of any distribution in respect of Common Stock for any year if, after taking into account any such proposed distribution, total distributions on the Preferred Stock and the Common Stock would exceed an amount equal to the sum of 105% of the Company's "REIT taxable income" (excluding capital gains) for such year plus net capital gains of the Company for that year, (iv) the acquisition of real estate assets other than Mortgage Loans, or Mortgage-Backed Securities that (A) qualify as real estate assets under Section 856(c)(6)(B) of the Code, (B) are rated investment grade or better by at least one nationally recognized statistical rating organization, (C) are not interest-only, principal-only or high-risk securities and (D) represent interests in or obligations backed by pools of mortgage loans (other than pursuant to foreclosure on Mortgage Loans or other remedies with respect thereto), (v) the redemption of any shares of Common Stock, (vi) the termination or modification of, or the election not to renew, the Advisory Agreement or the Servicing Agreement or the subcontracting of any duties under the Advisory Agreement or the Servicing Agreement to third parties unaffiliated with Boston Safe, (vii) any dissolution, liquidation or
termination of the Corporation prior to        , 2001, (viii) any material
amendment to or modification of the Confirmation of Mortgage Transfer Agreement, including, without limitation, any amendment entered into in connection with the acquisition of additional Mortgage Loans, (ix) the determination to revoke the Company's REIT status and (x) the amendment of the provisions contained in Article V of the Corporation's Restated Articles of Organization limiting ownership of Common Stock or Preferred Stock. The Certificate of Vote establishing the Series A Preferred Shares requires that in assessing the benefits to the Company of any proposed action requiring their consent, the Independent Directors shall take into account the interests of holders of both the Common Stock and the Preferred Stock, including, without limitation, holders of the Series A Preferred Shares.

RESTRICTIONS ON OWNERSHIP

  For information regarding restrictions on ownership of the Series A Preferred Shares, see "Description of Capital Stock--Restrictions on Ownership and Transfer".

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of the terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the applicable provisions of the MBCL and the Articles of Organization of the Company.

COMMON STOCK

 GENERAL

  The Company is authorized to issue up to 1,000 shares of Common Stock and has issued 100 shares to Bridgewater. MBC has indicated to the Company that, so long as any series of Preferred Stock is outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Stock of the Company. Massachusetts law requires Boston Safe to own directly or indirectly all the Common Stock of the Company so long as it directly or indirectly owns any Common Stock.

 DIVIDENDS

  Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, so long as any shares of Preferred Stock are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to the Common Stock unless full dividends on the shares of all series of Preferred Stock, including accumulations in the case of any cumulative Preferred Stock, have been paid. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its annual "REIT taxable income" (not including capital gains) to stockholders.

 VOTING RIGHTS

  Subject to the rights, if any, of the holders of any class or series of Preferred Stock, all voting rights are vested in the Common Stock. The holders of Common Stock are entitled to one vote per share. All of the issued and outstanding shares of Common Stock are currently, and upon consummation of the offering will be, held by Bridgewater.

 RIGHTS UPON LIQUIDATION

  In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled, the holders of Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

PREFERRED STOCK

  Subject to limitations prescribed by Massachusetts law and the Company's Articles of Organization, the Board of Directors or, if then constituted, a duly authorized committee thereof is authorized to issue, from the authorized but unissued shares of capital stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish, from time to time, the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, voting powers, qualifications and special or relative rights or privileges of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors.

  Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock will be described in the Certificate of Vote relating to that class or series.

  A Certificate of Vote relating to each class or series of Preferred Stock will set forth the preferences and other terms of such class or series, including without limitation the following: (1) the title and par value of such class or series; (2) the number of shares of such class or series offered and the liquidation preference per share of such class or series; (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series; (4) whether such class or series of Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such class or series shall accumulate; (5) the provision for a sinking fund, if any, for such class or series; (6) the provision for redemption, if applicable, of such class or series; (7) the provision, if any, for the conversion of shares of such class or series into any other security of the Company or any other entity; (8) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (9) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) any voting rights of such class or series; (11) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT; and (12) any other specific terms, preferences, rights, limitations or restrictions of such class or series.

  Simultaneously with the issuance of the Series A Preferred Shares, the Company is issuing 7,000,000 Series A2 Preferred Shares, which rank on a parity with the Series A Preferred Shares, to Bridgewater. The Series A2 Preferred Shares have substantially the same terms as the Series A Preferred Shares, except that the Series A2 Preferred Shares will (i) bear dividends at
a floating rate, adjusted quarterly, equal to   % above the average weekly
yield on U.S. Treasury securities adjusted to a constant maturity of one year,
(ii) be redeemable at any time at the option of the Company without the approval of the Independent Directors (so long as the then-current dividend on the Series A Preferred Shares has been paid in full or set aside for payment) and (iii) have no voting rights except as required by law.

  It is currently anticipated that, prior to December 31, 1997, the Company will issue up to 40,000 Series A3 Preferred Shares, having an aggregate liquidation preference of up to $1,000,000 to approximately 125 officers and employees of MBC and its affiliates. Such issuance is intended to ensure that the Company complies with certain requirements for qualification as a REIT (as described in "--Restrictions on Ownership and Transfer"), even in the event the Series A Preferred Shares are redeemed.

  The Company will provide annually to holders of Series A Preferred Shares financial statements of the Company including a balance sheet and the related statements of income, stockholders' equity and cash flow, accompanied by a report of an independent public accountant stating that an audit of such financial statements has been made in accordance with generally accepted accounting principles, stating the opinion of the accountant with respect to the financial statements and the accounting principles and practices reflected therein and with respect to the consistency of the application of the accounting principles, and identifying any matters to which the accountant takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

  The Company's Articles of Organization contain certain restrictions on the number of shares of Common Stock and Preferred Stock that individual stockholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in number or value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The capital stock of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The ownership by Bridgewater of 100% of the shares of Common Stock of the Company and 100% of the Series A2 Preferred Shares of the Company will not adversely affect the Company's REIT qualification because, since MBC, the indirect sole stockholder of Bridgewater, is widely held, each stockholder of MBC counts as a separate beneficial owner for purposes of the Five or Fewer Test. Because the Company expects to qualify as a REIT, the Articles of Organization of the Company contain restrictions on the acquisition of Preferred Stock intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in the Articles of Organization, no holder of Preferred Stock may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (the "Ownership Limit") of any issued and outstanding class or series of Preferred Stock. The Board of Directors may (but in no event will be required to), with a ruling from the IRS or an opinion of counsel satisfactory to it, waive the Ownership Limit with respect to a holder if the Board of Directors believes that such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

  If any transfer of shares of capital stock of the Company would cause the Company to be beneficially owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the stock.

  The Articles of Organization provide that shares of any class or series of Preferred Stock owned, or deemed to be owned, by or transferred to a stockholder in excess of the Ownership Limit (the "Excess Shares") will automatically be transferred, by operation of law, to a trustee as a trustee of a trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid prior to the discovery of the prohibited transfer are to be repaid by the original purported transferee to the Company and by the Company to the trustee; any vote of the shares while the shares were held by the original purported transferee prior to the Company's discovery thereof shall be void ab initio and the original purported transferee shall be deemed to have given its proxy to the trustee. Any unpaid distributions with respect to the original purported transferee will be rescinded as void ab initio. The trustee of the trust shall promptly sell the shares to any person whose ownership is not prohibited, whereupon the interest of the trust shall terminate. Proceeds of the sale shall be paid to the original purported transferee up to its purchase price (or, if the original purported transferee did not purchase the shares, the value on its date of acquisition) and any remaining proceeds shall be paid to a charity to be named by the Company. In liquidation, the original purported transferee stockholder's ratable share of the Company's assets would be limited to the price paid by the original purported transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer.

  The constructive ownership rules of the Code are complex and may cause Preferred Stock owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.9% of a class or series of issued and outstanding Preferred Stock (or the acquisition of an interest in an entity that owns shares of such class or series of Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.9% of such class or series of Preferred Stock, and thus subject such stock to the Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause ownership of the shares in excess of the limit to be transferred to the trustee.

  All certificates representing shares of Preferred Stock will bear a legend referring to the restrictions described above.

  The Ownership Limit provisions will not be automatically removed even if the REIT Provisions are changed so as to eliminate any ownership concentration limitation or if the ownership concentration limitation is increased. The Articles of Organization may not be amended to alter, change, repeal or amend any of the Ownership Limit provisions without the prior approval of a majority of the Independent Directors and of the Massachusetts Commissioner of Banks.

  The Articles of Organization require that any person who beneficially owns 1% (or such lower percentage as may be required by the Code or the Treasury Regulations) of the outstanding shares of any class or series of Preferred Stock of the Company must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of material federal income tax considerations regarding the Offering is based upon current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes summaries of legal matters or legal conclusions, has been reviewed by Sullivan & Cromwell, special tax counsel for the Company, and it is their opinion that such information is accurate in all material respects. The discussion below is based on existing federal income tax law, which is subject to change, with possible retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the federal income tax laws.

  EACH PROSPECTIVE PURCHASER IS URGED TO SEEK INDIVIDUAL ADVICE CONCERNING THE EFFECT ON HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE SERIES A PREFERRED SHARES UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, INCLUDING THE EFFECT OF POSSIBLE CHANGES IN LAWS.

TAXATION OF THE COMPANY

 GENERAL

  The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), which are the requirements for qualifying as a REIT, commencing with its taxable year ending December 31, 1996. The Company believes that, commencing with its taxable year ending December 31, 1996, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

  The REIT Requirements are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  In the opinion of Sullivan & Cromwell, commencing with the Company's taxable year ending December 31, 1996, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on certain factual assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to factual matters, such as the organization and expected manner of operation of the Company. In addition, this opinion is based upon factual assumptions and representations of the Company concerning its business and Mortgage Assets. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Sullivan & Cromwell on a continuing basis. No assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "--Failure to Qualify".

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders. Such treatment substantially eliminates the federal "double taxation" on earnings (at the corporate and the stockholder levels) that generally results from investment in a corporation.

  Despite the REIT election, the Company may be subject to federal income and excise tax as follows:

    First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

    Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on certain of its items of tax preferences, if any.

    Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

    Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for a statutory safe harbor), such income will be subject to a 100% tax.

    Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualifications as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability.

    Sixth, if the Company should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of
  (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    Seventh, if during the ten-year period (the "Recognition Period") beginning on the first day of the Company's first taxable year, the Company recognizes gain on the disposition of any asset held by the Company as of the beginning of such Recognition Period, then, to the extent of the excess of (i) the fair market value of such asset as of the beginning of such Recognition Period over (ii) the Company's adjusted basis in such asset as of the beginning of such Recognition Period, such gain will be subject to tax at the highest regular corporate rate pursuant to regulations that have not yet been promulgated by the IRS.

  The Company does not now intend to acquire any appreciated assets from a corporation generally subject to full corporate-level tax in a transaction in which any gain on the transfer is not fully recognized. However, in the event of such an acquisition, the Company could, under certain circumstances, be subject to tax upon disposition of such assets.

 ORGANIZATIONAL REQUIREMENTS

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Requirements; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include private foundations and certain pension trusts and other entities) at any time during the last half of each taxable year; and (vii) meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (vi), certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. See "--Taxation of United States Stockholders--Treatment of Tax-Exempt Stockholders".

  Sullivan & Cromwell is of the opinion that, for purposes of condition (v) above, beneficial owners of both common and preferred shares of a corporation are counted toward the 100 holder requirement. The Company expects that the Series A Preferred Shares will be held by not less than 100 beneficial owners at all times such Shares are outstanding. Such ownership of the Series A Preferred Shares would allow the Company to meet condition (v). Sullivan & Cromwell is of the opinion that, in determining whether condition (vi) above is met, shareholders of a corporation are treated as owning their proportionate share of any stock held by that corporation. The Company expects that the stock of the Company and of MBC will at no time be held directly or indirectly by five or fewer shareholders who are individuals, private foundations, pension trusts or other relevant entities that in the aggregate own more than 50 percent by value of the stock of the Company or MBC, respectively. Stock ownership of the Company and MBC in accordance with the Company's expectation will satisfy condition (vi) with respect to the Company. In addition, the Company's Articles of Organization include certain restrictions regarding transfer of its shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer and ownership restrictions are described under "Description of Capital Stock--Restrictions on Ownership and Transfer". Sullivan & Cromwell is also of the opinion that the Company will not be treated as a bank for federal income tax purposes by reason of the activities of any shareholder.

  In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company satisfies this requirement.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the assets test.

 INCOME TESTS

  In order to maintain qualification as a REIT, the Company must annually satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (as interest on obligations secured by mortgages on real property, certain "rents from real property" or as gain on the sale or exchange of such property and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or certain other types of gross income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) from the date of acquisition must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

  For interest to qualify as "interest on obligations secured by mortgages on real property or on interests in real property," the obligation must be secured by real property having a fair market value at the time of acquisition at least equal to the principal amount of the loan. The term "interest" includes only an amount that constitutes compensation for the use or forbearance of money. For example, a fee received or accrued by a lender which is in fact a charge for services performed for a borrower rather than a charge for the use of borrowed money is not includible as interest; amounts earned as consideration for entering into agreements to make loans secured by real property, although not interest, are otherwise treated as within the 75% and 95% classes of gross income so long as the determination of those amounts does not depend on the income or profits of any person. By statute, the term interest does not include any amount based on income or profits except that the Code provides that (i) interest "based on a fixed percentage or percentages of receipts or sales" is not excluded and (ii) when the REIT makes a loan that provides for interest based on the borrower's receipts or sales and the borrower leases under one or more leases based on income or profits, only a portion of the contingent interest paid by the borrower will be disqualified as interest.

  Rents received or deemed to be received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if certain statutory conditions are met that limit rental income essentially to rentals on investment-type properties. In the event that a REIT acquires by foreclosure property that generates income that does not qualify as "rents from real property," such income will be treated (if the REIT makes a timely election) as qualifying for two years following foreclosure (which period may be extended by the IRS) so long as (i) all leases entered into after foreclosure generate only qualifying rent, (ii) only limited construction takes place and (iii) within 90 days of foreclosure, any trade or business in which the property is used is conducted by an independent contractor from which the REIT derives no income. In the event the special foreclosure property rule applies to qualify otherwise unqualified income, the net income that qualifies only under the special rule for foreclosure property will be subject to tax, as described above.

 RELIEF PROVISIONS

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the

Company would be entitled to the benefit of these relief provisions. As discussed above in "--Taxation of the Company--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

 ASSET TESTS

  At the close of each quarter of its taxable year, the Company must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including stock or debt instruments held for not more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

  After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance, but no assurance can be given that such asset tests will be met.

 ANNUAL DISTRIBUTION REQUIREMENTS

  In order to be treated as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) plus (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute (or is not treated as having distributed) all of its net capital gain or distributes (or is treated as having distributed) at least 95%, but less than 100% of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. The Code permits a stockholder to elect to be treated for tax purposes as having
(i) received a distribution in the amount specified in the election and (ii) contributed the amount thereof to the capital of the Company. In the event the Company fails to distribute 100% of its income and capital gains, Bridgewater may elect to be so treated. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirement.

  "REIT taxable income" is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) it may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded and (iv) certain other adjustments are made.

  It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating the taxable income of the Company. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for borrowings or to pay dividends in the form of taxable stock dividends if it is practicable to do so.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless it distributes any earnings and profits attributable to the period when it failed to qualify. In addition, it would be subject to tax on any built-in gains on property held during the period during which it did not qualify if it sold such property within 10 years of requalification, pursuant to regulations that have not yet been promulgated by the IRS. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF UNITED STATES STOCKHOLDERS

  As used herein, the term "United States Stockholder" means a holder of Series A Preferred Shares that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

 DISTRIBUTIONS GENERALLY

  As long as the Company qualifies as a REIT, distributions to a United States Stockholder up to the amount of the Company's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated by the Company as capital gains dividends will be treated as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. A distribution in excess of current or accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the United States Stockholder's Series A Preferred Shares, and a distribution in excess of the United States Stockholder's tax basis in its Series A Preferred

Shares will be taxable gain realized from the sale of such shares. Dividends declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not claim the benefit of any tax losses of the Company on their own income tax returns.

  The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "--Taxation of the Company--General" and "--Taxation of the Company-- Annual Distribution Requirements" above. As a result, stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any "deficiency dividend" will be treated as a "dividend" (an ordinary dividend or a capital gain dividend, as the case may be), regardless of the Company's earnings and profits.

  Losses incurred on the sale or exchange of Series A Preferred Shares held for less than six months will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such stock.

 TREATMENT OF TAX-EXEMPT STOCKHOLDERS

  Distributions from the Company to a tax-exempt employee's pension trust or other domestic tax-exempt stockholder will generally not constitute "unrelated business taxable income" unless the stockholder has borrowed to acquire or carry its shares of the Company or the shares are otherwise used in an unrelated trade or business of the tax-exempt entity. A tax-exempt employee's pension trust that holds more than 10% of the shares of the capital stock of the Company may under certain circumstances be required to treat a certain percentage of dividends as unrelated business taxable income if the Company is "predominantly held" by qualified trusts. For these purposes, a qualified trust is any trust defined under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

TAXATION OF FOREIGN STOCKHOLDERS

  The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates holding Series A Preferred Shares (collectively, "Foreign Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. A Foreign Stockholder should consult with its own tax advisor to determine the effect of federal, state, and local and country of tax residence income tax laws on an investment in the Company, including any reporting requirements.

  In general, a Foreign Stockholder will be subject to regular United States income tax to the same extent as a United States Stockholder with respect to income or gain derived from its investment in the Company if under all facts and circumstances such income or gain is "effectively connected" with such stockholder's conduct of a trade or business in the United States. See "-- Taxation of United States Stockholders". A corporate Foreign Stockholder that receives income that is effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to the regular United States corporate income tax. The following discussion will apply to a Foreign Stockholder whose income or gain derived from investment in the Company is not so effectively connected in light of the facts and circumstances.

  The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") significantly affects the federal income tax treatment of the sale or exchange of shares in REITs held by a Foreign Stockholder. Under FIRPTA, gain or loss realized on the sale or exchange of a "United States real property interest" ("USRPI") by a foreign taxpayer is treated by statute as effectively connected with a U.S. trade or business as a matter of law, without regard to the particular facts and circumstances. Shares of a corporation are treated as a USRPI only if the fair market value of USRPIs owned by the corporation equals or exceeds 50% of the sum of the fair market values of its USRPIs, its foreign real property interests and its other trade or business assets. If at no time within the five years preceding the sale or exchange of shares in the Company the shares constituted a USRPI, gain or loss on the sale or exchange will not be treated as effectively connected with a U.S. trade or business by reason of FIRPTA. While ownership of real property within the U.S. (including ownership of interests in certain entities) is always a USRPI, a loan secured by a mortgage on U.S. real property constitutes a USRPI only if the amounts payable by the borrower are contingent on the income or receipts of the borrower or the property or otherwise based on the property. Because such contingent interest is not likely to be present in the loans to be owned by the Company, the Company believes it is unlikely that its shares will be USRPIs or that it will derive significant gain from the sale or exchange of USRPIs, although whether its shares are a USRPI or it derives income from USRPIs will depend upon the facts as they ultimately develop. A distribution of cash to a Foreign Stockholder that is not attributable to gain from sales or exchanges by the Company of USRPIs and not designated by the Company as a capital gain dividend is not subject to FIRPTA but generally will be subject to the withholding of United States federal income tax at a rate of 30%, unless (i) a lower treaty rate applies or (ii) the Foreign Stockholder files an IRS Form 4224 with the withholding agent certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Foreign Stockholder. A Foreign Stockholder who receives a distribution that has been subject to such withholding tax may file a claim for refund to the extent the withholding has been imposed on a portion of such distributions representing amounts in excess of current and accumulated earnings and profits. Under FIRPTA, distributions of proceeds attributable to gain from the Company's sale or exchange of a USRPI are subject to income tax at the normal capital gains rates applicable to United States stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Also, these distributions may be subject to a 30% branch profits tax in the hands of a corporate Foreign Stockholder not entitled to a treaty exemption or reduced rate of tax. Treasury Regulations require the withholding of 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Foreign Stockholder's tax liability. It should be noted that the 35% withholding tax rate on capital gains dividends is higher than the 28% maximum rate on capital gains of individuals. Capital gain dividends not attributable to gain on the sale or exchange of USRPIs are not subject to United States taxation if there is no requirement of withholding.

  If the shares of the Company do constitute a USRPI (or did so constitute within the previous five years), gain or loss on the sale or exchange of the shares will be treated as effectively connected with the conduct of a U.S. trade or business unless one or more special rules apply to preclude U.S. taxation.

  If the Company is a "domestically-controlled REIT," a sale of Series A Preferred Shares by a Foreign Stockholder generally will not be subject to United States taxation. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. Because the Series A Preferred Shares will be publicly traded, no assurance can be given that the Company will constitute a domestically-controlled REIT or that it will be possible to ascertain whether or not it is domestically-controlled.

  If the Company is not a domestically-controlled REIT, a sale of Series A Preferred Shares would be subject to tax under FIRPTA as a sale of a USRPI and gain or loss would be effectively connected with a United States trade or business if either (i), the Series A Preferred Shares were not "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange, on which the Series A Preferred Shares will be listed) during the quarter in which the Series A Preferred Shares were sold or (ii) even if the Series A Preferred Shares were "regularly traded", the selling stockholder held, directly or indirectly, more than 5% of the Series A Preferred Shares during the five-year period ending on the date of disposition. In the event that the Series A Preferred Shares were not "regularly traded" and the Company did not at that time constitute a domestically-controlled REIT, a Foreign Stockholder (without regard to its ownership percentage of Series A Preferred Shares) must treat as effectively connected with a United States trade or business any gain or loss on any sale or other disposition of Series A Preferred Shares that occurs within a calendar quarter during which the Series A Preferred Shares were not "regularly traded" and the shares were a USRPI.

  If the gain on the sale of the Company's Series A Preferred Shares were subject to taxation under FIRPTA, the Foreign Stockholder would be subject to the same treatment as a United States Stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Notwithstanding the foregoing, capital gain from sale of shares of a REIT not subject to FIRPTA will nonetheless be taxable to a Foreign Stockholder who is an individual (under rules generally applicable to United States Stockholders) if such person is in the United States for 183 days or more during the taxable year of disposition and certain other conditions apply. In any event, a purchaser of Series A Preferred Shares from a Foreign Stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased Series A Preferred Shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, under FIRPTA the purchaser of Series A Preferred Shares may be required to withhold 10% of the purchase price and remit such amount to the IRS.

  Shares of the Company owned by a nonresident alien decedent are subject to United States federal estate tax (which is imposed at rates up to 55%) unless an estate tax treaty binding upon the United States provides otherwise.

INFORMATION REPORTING REQUIREMENT AND BACKUP WITHHOLDING TAX

  The Company will report to its stockholders and the IRS the amount of dividends paid or deemed paid during each calendar year, and the amount of tax withheld, if any.

 UNITED STATES STOCKHOLDERS

  Under certain circumstances, a United States Stockholder of Series A Preferred Shares may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Series A Preferred Shares. Backup withholding will apply only if the holder
(i) fails to furnish the person required to withhold with its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. A United States Stockholder should consult with a tax advisor regarding qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a United States Stockholder will be allowed as a credit against such United States Stockholder's United States federal income tax liability and may entitle such United States Stockholder to a refund, provided that the required information is furnished to the IRS.

 FOREIGN STOCKHOLDERS

  Additional issues may arise pertaining to information reporting and backup withholding with respect to Foreign Stockholders, and a Foreign Stockholder should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Foreign Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Foreign Stockholder will be allowed as a credit against any United States federal income tax liability of such Foreign Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

OTHER TAX CONSEQUENCES

  The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                             ERISA CONSIDERATIONS

GENERAL

  In evaluating the purchase of Series A Preferred Shares, a fiduciary of a qualified profitsharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as the assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider (a) whether the ownership of Series A Preferred Shares is in accordance with the documents and instruments governing such Plan; (b) whether the ownership of Series A Preferred Shares is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code;
(c) whether the Company's assets are treated as assets of the Plan; and (d) the need to value the assets of the Plan annually. In addition, the fiduciary of an individual retirement arrangement under Section 408 of the Code (an "IRA") considering the purchase of Series A Preferred Shares should consider whether the ownership of Series A Preferred Shares would result in a non-exempt prohibited transaction under Section 4975 of the Code.

  The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions. PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF SERIES A PREFERRED SHARES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

  Under Department of Labor regulation governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code

(the "Plan Asset Regulation" (29 C.F.R. (S)(S)2510.3-101), when a Plan or IRA makes an equity investment in another entity, the underlying assets of the entity will not be considered Plan Assets if the equity interest is a "publicly-offered security".

  For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) sold to the Plan or IRA as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Series A Preferred Shares will be registered under the Securities Act and the Exchange Act within the time period specified in the Plan Asset Regulation.

  The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company expects the Series A Preferred Shares to be "widely held" upon the completion of the Offering.

  The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable". The Company believes that any restrictions imposed on the transfer of the Series A Preferred Shares are limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the Series A Preferred Shares to be "freely transferable".

  A Plan should not acquire or hold the Series A Preferred Shares if the Company's underlying assets will be treated as the assets of such Plan. However, the Company believes that under the Plan Asset Regulation the Series A Preferred Shares should be treated as "publicly-offered securities" and, accordingly, the underlying assets of the Company should not be considered to be assets of any Plan or IRA investing in the Series A Preferred Shares.

 EFFECT OF PLAN ASSET STATUS

  ERISA generally requires that the assets of a Plan be held in trust and that the trustee, or an investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the Plan. As discussed above, the assets of the Company under current law do not appear likely to be assets of the Plans receiving Series A Preferred Shares as a result of the Offering. However, if the assets of the Company were deemed to be assets of the Plans under ERISA, certain directors and officers of the Company might be deemed fiduciaries with respect to the Plans that invest in the Company and the prudence and other fiduciary standards set forth in ERISA would apply to them and to all investments.

  If the assets of the Company were deemed to be Plan Assets, transactions between the Company and parties in interest or disqualified persons with respect to the investing Plan or IRA could be prohibited transactions unless a statutory or administrative exemption is available. In addition, investment authority would also have been improperly delegated to such fiduciaries, and, under certain circumstances, Plan fiduciaries who make the decision to invest in the Series A Preferred Shares could be liable as co-fiduciaries for actions taken by the Company that do not conform to the ERISA standards for investments under Part 4 of Title I of ERISA.

PROHIBITED TRANSACTIONS

  Section 406 of ERISA provides that Plan fiduciaries are prohibited from causing the Plan to engage in certain types of transactions. Section 406(a) prohibits a fiduciary from knowingly causing a Plan to engage directly or indirectly in, among other things: (a) a sale or exchange, or leasing, of property with a party in interest; (b) a loan or other extension of credit with a party in interest; (c) a transaction involving the furnishing of goods, services or facilities with a party in interest; or (d) a transaction involving the transfer of Plan assets to, or use of Plan assets by or for the benefit of, a party in interest. Additionally, Section 406 prohibits a Plan fiduciary from dealing with Plan assets in its own interest or for its own account, from acting in any capacity in any transaction involving the Plan on behalf of a party (or representing a party) whose interests are adverse to the interests of the Plan, and from receiving any consideration for its own account from any party dealing with the Plan in connection with a transaction involving Plan assets. Similar provisions in Section 4975 of the Code apply to transactions between disqualified persons and Plans and IRAs and result in the imposition of excise taxes on such disqualified persons.

  If a prohibited transaction has occurred, Plan fiduciaries involved in the transaction could be required to (a) undo the transaction, (b) restore to the Plan any profit realized on the transaction and (c) make good to the Plan any loss suffered by it as a result of the transaction. In addition, parties in interest or disqualified persons would be required to pay excise taxes or penalties.

  If the investment constituted a prohibited transaction under Section 408(e)(2) of the Code by reason of the Company engaging in a prohibited transaction with the individual who established an IRA or his beneficiary, the IRA would lose its tax-exempt status. The other penalties for prohibited transactions would not apply.

  Thus, the acquisition of the Series A Preferred Shares by a Plan could be a prohibited transaction if an Underwriter, the Company, Bridgewater, Boston Safe, MBC or any of their affiliates is a party in interest or disqualified person with respect to the Plan. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Series A Preferred Shares were acquired pursuant to and in accordance with one or more "class exemptions" issued by the Department of Labor, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker-dealers (such as the Underwriters), reporting dealers, and banks), PTCE 84-14 (as exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

  A Plan should not acquire the Series A Preferred Shares pursuant to the Offering if such acquisition will constitute a non-exempt prohibited transaction.

UNRELATED BUSINESS TAXABLE INCOME

  Plan fiduciaries should also consider the consequences of holding more than 10% of the Series A Preferred Shares if the Company is "predominantly held" by qualified trusts. See "Federal Income Tax Considerations--Taxation of United States Stockholders--Treatment of Tax-Exempt Stockholders".

                                    EXPERTS

  The balance sheet of the Company as of July 31, 1996 included in this Prospectus has been so included in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    RATINGS

  It is expected that the Series A Preferred Shares will be rated   by Moody's
Investors Service, Inc. and   by Standard and Poor's Ratings Group. A security
rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Series A Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the Series A Preferred Shares upon initial issuance will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                            VALIDITY OF SECURITIES

  The validity of the Series A Preferred Shares will be passed upon for the Company by Reed Smith Shaw & McClay, Pittsburgh, Pennsylvania, and for the Underwriters by Sullivan & Cromwell, New York, New York. Reed Smith Shaw & McClay and Sullivan & Cromwell will rely as to all matters of Massachusetts law upon the opinion of Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Certain tax matters described under "Federal Income Tax Considerations" will be passed upon for the Company by Sullivan & Cromwell, New York, New York, as special tax counsel for the Company. Sullivan & Cromwell from time to time provides legal services to affiliates of the Company.

                                   GLOSSARY

  "Additional Collateral" means collateral other than Mortgaged Properties (which term includes stock allocated to dwelling units in residential cooperative housing corporations) securing a Mortgage Loan.

  "Advisor" means Boston Safe in its role as Advisor under the Advisory
Agreement.

  "Advisory Agreement" means the advisory and custody agreement between Boston Safe and the Company pursuant to which Boston Safe will (i) administer the day-to-day operations of the Company, (ii) monitor the credit quality of the Mortgage Assets held by the Company, (iii) advise the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets and (iv) maintain custody of the documents related to the Company's Mortgage Loans.

  "ARM" or "adjustable rate mortgage" means a Mortgage Loan that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

  "Articles of Organization" means the Restated Articles of Organization of the Company.

  "Board of Directors" means the board of directors of the Company.

  "Boston Safe" means Boston Safe Deposit and Trust Company, a Massachusetts trust company.

  "Bridgewater" means Bridgewater Land Company, Inc., a Massachusetts corporation.

  "By-laws" means the by-laws of the Company.

  "Certificate of Vote" means the Company's certificate of vote establishing the Series A Preferred Shares.

  "Classified" means a loan which, for bank regulatory purposes, is designated as "substandard", "doubtful", or "loss". For such purposes, a substandard asset is one that is deemed inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any, because the asset has a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. An asset classified as doubtful has all the weaknesses inherent in one classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as loss are considered uncollectible.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the United States Securities and Exchange Commission.

  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

  "Company" means Mellon Preferred Capital Corporation, a Massachusetts corporation.

  "Cooperative Loan" means a Mortgage Loan made in connection with a purchase or refinancing of a cooperative apartment, which is secured not by real estate but by stock in the corporation which holds title to the building in which the apartment is located and by an assignment of the lease or agreement pursuant to which the tenant-stockholder is entitled to occupy a specific apartment.

  "DOL" means the United States Department of Labor.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Excess Shares" means the shares of any class or series of Preferred Stock owned, or deemed to be owned, by or transferred to a stockholder in excess of the Ownership Limit.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "FIRPTA" means the Foreign Investment in Real Property Act of 1980, as amended.

  "5/1 ARM" means a fixed rate Mortgage Loan that automatically converts to a One-Year ARM in the month in which the 60th monthly payment is due.

  "Five or Fewer Test" means the Code requirement that not more than 50% in value of a Company's outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code).

  "Foreign Stockholders" means holders of Series A Preferred Shares that are for United States federal income tax purposes (i) non-resident alien individuals, (ii) foreign corporations and foreign partnerships, or (iii) foreign trusts and estates.

  "GAAP" means U.S. generally accepted accounting principles.

  "Gross Margin" means, with respect to a Mortgage Loan that is an ARM, the applicable fixed percentage which, when added to the applicable index, calculates to the current interest rate paid by the borrower of the adjustable rate Mortgage Loan (without taking into account any interest rate caps or minimum interest rates).

  "Independent Directors" means the members of the Board of Directors who are not current officers or employees of the Company, MBC, Boston Safe or any affiliate of Boston Safe or of any person or persons that, in the aggregate, own more than 50% of the Common Stock.

  "Initial Portfolio" means the initial portfolio of Mortgage Loans acquired by the Company from Boston Safe on April 1, 1996.

  "IRA" means an individual retirement arrangement under Section 408 of the Code.

  "IRS" means the United States Internal Revenue Service.

  "LIBOR Index" means the Six Month Interbank Offered Rate (LIBOR) reported in the Tuesday edition of The Wall Street Journal (Eastern Edition) in its general guide to Money Rates as the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.

  "Lifetime interest rate cap" means, with respect to Mortgage Loans that are ARMs, the maximum interest rate that may accrue during any period over the term of such Mortgage Loan as stated in the governing instruments evidencing such Mortgage Loan.

  "MBC" means Mellon Bank Corporation, a Pennsylvania corporation.

  "MBCL" means the Massachusetts Business Corporation Law.

  "Mortgage Assets" means Mortgage Loans and Mortgage-Backed Securities.

  "Mortgage-Backed Securities" means securities that qualify as real estate assets under Section 856(c)(6)(B) of the Code, that are rated by at least one nationally recognized statistical rating organization and that represent interests in or obligations backed by pools of Mortgage Loans and loans for multifamily or commercial real estate properties.

  "Mortgaged Properties" means single-family (one- to four-unit), five- and six-unit, condominium and cooperative residential properties located throughout the United States.

  "Mortgage Loans" means whole loans secured by first mortgages or deeds of trust or other similar security instruments creating first liens on Mortgaged Properties.

  "Mortgage Loan Schedule" means the schedule to the Mortgage Transfer Agreement describing the Mortgage Loans subject thereto.

  "Mortgage Transfer Agreement" means the agreement between the Company and Boston Safe pursuant to which Boston Safe will make certain representations and warranties with respect to each Mortgage Loan in the Initial Portfolio for the benefit of the Company and will be obligated to repurchase any Mortgage Loan transferred by it to the Company as to which there is a material breach of any such representation or warranty.

  "Nonaccrual Status" means a loan with respect to which, in the opinion of management, collection of principal or interest is in doubt or which has an outstanding balance of $250,000 or greater and is 90 days or more delinquent or which has an outstanding balance of less than $250,000 and is 12 months or more delinquent.

  "Offering" means the offering of Series A Preferred Shares pursuant to this Prospectus.

  "One Hundred Persons Test" means the Code requirement that the capital stock of the Company be owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

  "One-Year ARM" means an ARM that adjusts annually based on the Treasury Index beginning in the month in which the 12th monthly payment is due.

  "Ownership Limit" means the provision in the Company's Articles of Organization limiting any person from owning (including shares deemed to be owned by the attribution provisions of the Code) more than 9.9% of any issued and outstanding class or series of Preferred Stock.

  "Periodic interest rate cap" means, with respect to ARMs, the maximum change in the coupon rate permissible under the terms of the loan at each coupon adjustment date. Periodic interest rate caps limit both the speed by which the coupon rate can adjust upwards in a rising interest rate environment and the speed by which the coupon rate can adjust downwards in a falling rate environment.

  "Plan" means a pension, profit-sharing, retirement or other employee benefit plan.

  "Plan Asset Regulation" means the DOL regulations determining the assets of a Plan for purposes of ERISA and the related prohibited transaction excise tax provisions of the Code.

  "Preferred Stock" means all preferred stock, par value $0.01 per share, of the Company, including without limitation Series A Preferred Shares and Series A2 Preferred Shares.

  "Principal Balance" means the outstanding principal balance of a Mortgage Loan as of a date.

  "Prospectus" means this prospectus, as the same may be amended.

  "Rate Adjustment Date" means, with respect to any ARM, a date on which the interest rate on such ARM adjusts.

  "Reference Date" means    , 1996, the date as of which information with
respect to the Initial Portfolio is provided herein.

  "Registration Statement" means the registration statement the Company has filed on Form S-11 with the Commission with respect to the Series A Preferred Shares.

  "Regulations" means the final regulations issued by the DOL regarding employee benefit plans under ERISA.

  "REIT" means a real estate investment trust as defined pursuant to the REIT Provisions, or any successor provisions thereof.

  "REIT Provisions" and "REIT Requirements" means Sections 856 through 860 of the Code and the applicable Treasury Regulations.

  "REIT taxable income" shall have the meaning set forth in "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution
Requirements".

  "Securities Act" means the Securities Act of 1933, as amended.

  "Series A Preferred Shares" means the shares of % Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, offered hereby.

  "Series A2 Preferred Shares" means the shares of Floating Rate Non-Cumulative Preferred Stock, Series A2, par value $0.01 per share, issued to Bridgewater contemporaneously with the issuance of the Series A Preferred Shares.

  "Series A3 Preferred Shares" means up to 40,000 shares of Preferred Stock, having an aggregate liquidation preference of up to $1,000,000, currently anticipated to be issued prior to December 31, 1997 to approximately 125 employees of MBC and its affiliates in order to help ensure that the Company qualifies as a REIT in the event the Series A Preferred Shares are redeemed.

  "Servicer" means Boston Safe in its role as servicer of the Mortgage Loans under the Servicing Agreement.

  "Servicing Agreement" means the servicing agreement entered into by Boston Safe and the Company pursuant to which Boston Safe will act as the Servicer for the Mortgage Loans.

  "Six-Month LIBOR ARM" means an ARM that adjusts semiannually based on the LIBOR Index beginning in the month in which the 6th monthly payment is due.

  "Tax Event" shall have the meaning set forth in "Description of Series A Preferred Shares-- Redemption".

  "3/1 ARM" means a fixed rate Mortgage Loan that automatically converts to a One-Year ARM in the month in which the 36th monthly payment is due.

  "3/3 ARM" means a fixed rate Mortgage Loan that automatically converts in the month in which the 36th monthly payment is due to a loan that is like a One-Year ARM, except that a Rate Adjustment Date occurs only once every three years.

  "TIN" means Taxpayer Identification Number.

  "Treasury Index" means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency.

  "Treasury Regulations" means the income tax regulations promulgated under the Code.

  "United States Stockholders" means holders of Series A Preferred Shares that are for United States federal income tax purposes (i) citizens or residents of the United States, (ii) corporations, partnerships, or other entities created or organized in or under the laws of the United States or of any political subdivisions thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

  "Unrecognized Cooperative Loan" means a Cooperative Loan made despite restrictions imposed by, and not recognized by, a cooperative housing corporation.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report................................................ F-2
Balance Sheet of Mellon Preferred Capital Corporation as of July 31, 1996... F-3
Notes to Balance Sheet...................................................... F-4

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Mellon Preferred Capital Corporation:

  We have audited the accompanying balance sheet of Mellon Preferred Capital Corporation as of July 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mellon Preferred Capital Corporation as of July 31, 1996, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
September 18, 1996

                      MELLON PREFERRED CAPITAL CORPORATION

                                 BALANCE SHEET
                                 JULY 31, 1996

ASSETS
                                                           ($ IN THOUSANDS,
                                                       EXCEPT PER SHARE AMOUNT)
                                                       ------------------------
  Mortgage loans (notes 3 and 6)......................         $704,312
  Reserve for loan losses.............................           (3,764)
  Cash and cash equivalents...........................           63,014
  Interest receivable.................................            4,271
  Affiliate receivables, net (note 4).................              561
                                                               --------
    Total assets......................................         $768,394
                                                               ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Escrow deposits.....................................         $    585
                                                               --------
    Total liabilities.................................              585
Stockholders' Equity:
  Common stock, par value $0.01 per share, 1,000
   shares authorized, 100 shares issued and
   outstanding........................................               --
  Additional paid-in capital..........................          748,534
  Retained earnings...................................           19,275
                                                               --------
    Total stockholders' equity........................          767,809
                                                               --------
    Total liabilities and stockholders' equity........         $768,394
                                                               ========

See accompanying notes to balance sheet.

                     MELLON PREFERRED CAPITAL CORPORATION

                            NOTES TO BALANCE SHEET
(1) ORGANIZATION

  Mellon Preferred Capital Corporation (the "Company") is a wholly-owned subsidiary of Bridgewater Land Company, Inc., which is a wholly-owned subsidiary of Boston Safe Deposit and Trust Company ("Boston Safe"), a Massachusetts trust company. Boston Safe is an indirect, wholly-owned subsidiary of Mellon Bank Corporation. The Company was incorporated on March 26, 1996 in the Commonwealth of Massachusetts and is authorized to engage in the business of acquiring, holding and managing real estate mortgage assets including mortgage loans and mortgage-backed securities.

  The Company expects to qualify as a Real Estate Investment Trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company generally will not be subject to federal or state income tax on net income (primarily from the net interest income derived from its investments in mortgage-related assets) and capital gains that it distributes to its stockholders through dividend distributions.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accounting and reporting policies of the Company conform to generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

  A description of significant accounting policies follows:

 Mortgage Loans and the Reserve for Credit Losses

  Mortgage loans are carried at amortized cost (principal balance less net deferred fees) less the reserve for credit losses. Mortgage loans are generally placed on nonaccrual status when, in management's judgment, collection of principal or interest is in doubt or the loans have outstanding balances of $250,000 or greater and are 90 days or more delinquent, or have balances of less than $250,000 and are delinquent 12 months or more. Interest receipts on nonaccrual loans are recognized on a cash basis as interest income or are applied to principal when management believes the ultimate collectability of principal is in doubt.

  The reserve for credit losses is maintained to absorb future losses inherent in mortgage loans based on management's judgment. Factors considered in determining the level of the reserve include: trends in portfolio volume, quality, maturity and composition; geographic concentrations; adequacy of collateral; the status and amount of past-due loans; specific known risks; and current, as well as anticipated, specific and general economic factors that may affect certain borrowers. Credit losses are charged against the reserve; recoveries are added to the reserve.

  The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-- Income Recognition and Disclosures." SFAS No. 114 provides guidelines for measuring impairment losses on loans. A loan is considered to be impaired when it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. Under SFAS No. 114, impaired loans are required to be measured based upon the present value of the expected future cash flows, discounted at the loan's initial effective interest rate, or at the loan's market price or fair value of the collateral if the loan is collateral dependent.

                     MELLON PREFERRED CAPITAL CORPORATION

 Cash and Cash Equivalents

  Cash and cash equivalents includes cash on hand and highly liquid investments with original maturities of three months or less. The carrying amount of cash equivalents approximates fair value.

 Income Taxes

  The Company has elected to be taxed as a REIT and intends to comply with the provisions of the Internal Revenue Code of 1986, as amended, with respect thereto. As a REIT, the Company is required to file separate federal and state income tax returns and therefore will not be included in the consolidated federal income tax return of Mellon Bank Corporation. The Company will not be subject to federal or state income tax to the extent of its distributions to shareholders as long as it continues to qualify as a REIT.

  Despite the REIT election, the Company may be subject to federal income and excise tax including, but not limited to, taxation at regular corporate rates on any undistributed REIT taxable income and alternative minimum tax on certain of its tax preferences, if any.

 Management Fee

  In addition to specific operating expenses incurred by the Company and charged directly to operations, certain management, accounting and other costs are incurred in common for the Company by Boston Safe. These services include, but are not limited to, finance, tax, legal and other general management services. The Company is obligated to pay Boston Safe $250 thousand per year for such services.

  Management believes this charge is reasonable and appropriate in the circumstances; however, the Company's balance sheet may not necessarily be indicative of the financial condition that would have existed if the Company had been operated as an unaffiliated entity.

(3) MORTGAGE LOANS

  Mortgage loans at July 31, 1996 are as follows:

                                            WEIGHTED
                                        AVERAGE INTEREST FINAL MATURITY CARRYING
ORIGINAL AMOUNTS                             RATES           DATES       AMOUNT
- ----------------                        ---------------- -------------- --------
Less than $300,000.....................       7.84%       Through 2026  $302,854
Ranging from $300,001 to $1 million....       7.94%       Through 2026   338,070
Greater than $1 million................       8.03%       Through 2025    63,388
                                                                        --------
                                                                        $704,312
                                                                        ========

  All of the mortgage loans at July 31, 1996 are adjustable rate residential mortgage loans. Approximately $599 million of the mortgage loans are secured directly by residential property and the remainder is secured by shares of stock in cooperative housing corporations. The interest rate of each type of adjustable rate mortgage loan adjusts at the times and in a manner specified in the mortgage note subject to: lifetime maximum interest rates; minimum interest rates; and, in the case of most adjustable rate mortgage loans, maximum annual interest rate increases or decreases.

                     MELLON PREFERRED CAPITAL CORPORATION

  At July 31, 1996, no loans were considered impaired under SFAS No. 114, and an insignificant amount of interest and principal was delinquent more than 90 days.

(4) RELATED PARTY TRANSACTIONS

 Company Operations

  Boston Safe has been acting in the role of servicer and advisor to the Company for purposes of managing the day-to-day operations of the Company. Boston Safe, in its role as servicer and advisor has been responsible for (a) providing mortgage servicing, (b) monitoring the credit quality of the mortgage assets held by the Company, (c) advising the Company with respect to the acquisition, management, financing and disposition of the Company's mortgage assets and (d) maintaining custody of the documents related to the Company's mortgage loans. It is expected that Boston Safe will continue in this servicing and advisory role for the foreseeable future.

  Boston Safe is paid a servicing fee of 25 basis points per annum of the outstanding principal balance of the mortgage loans calculated at each month end. In addition, as discussed in note 2, Boston Safe receives a fee with respect to the advisory and management services provided by it to the Company.

 Asset Acquisition/Disposition Policy

  All of the Company's mortgage assets were contributed to the Company by Boston Safe at Boston Safe's amortized cost. The Company expects that substantially all of the mortgage loans or mortgage-backed securities acquired by it in the future will be acquired from Boston Safe or its affiliates. The Company may choose, subsequent to its acquisition of any mortgage loan and at any time during the servicing process, to direct the servicer of such mortgage loan to dispose of any mortgage loan which the Company believes poses more than normal credit risk. Boston Safe has indicated that it will not purchase any mortgage loan disposed of by the Company. Accordingly, the Company currently anticipates that any such mortgage loan would be sold at fair value by the Company only to Mellon Bank Corporation, a non-bank subsidiary of Mellon Bank Corporation or an unrelated third party.

 Affiliate Receivables

  Payments on the mortgage loans are remitted to an affiliated servicing entity and are applied to interest and related mortgage loan balances. These payments are remitted to the Company once the funds have been collected. Accordingly, $609 thousand was due from the affiliated servicing entity at July 31, 1996. Additionally, the Company owed $48 thousand in management fees as of July 31, 1996 to affiliated entities.

(5) CREDIT RISK AND CONCENTRATIONS OF CREDIT RISK

  The Company's current policy prohibits the future acquisition of mortgage loans which are or were, at any time during the prior 12 months, classified, in nonaccrual status or renegotiated due to financial deterioration of the borrower or were, more than once during the prior 12 months, more than 60 days past due.

  In the event of a default on any mortgage loan held by the Company, the Company would bear the risk of loss of principal to the extent of any deficiency between the value of the related mortgaged

                     MELLON PREFERRED CAPITAL CORPORATION
property and the amount owing on the mortgage loan. No assurance can be given that the values of the collateral securing the mortgage loans included in the Company's balance sheet have remained or will remain at the levels existing on the date of origination of such mortgage loans.

  A majority of the mortgage loans are secured by mortgaged properties located in Massachusetts, New York, California, Connecticut and New Jersey. The economies of such states may be adversely affected to a greater degree than those of other areas of the country by developments affecting industries or natural disasters concentrated in such states.

(6) FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the fair value estimates cannot always be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale.

  The Company estimates that the fair value of its mortgage loans at July 31, 1996, approximated their carrying value. The fair value of mortgage loans is estimated using market quotes or discounting contractual cash flows, adjusted for prepayment estimates. Discount rates were obtained from secondary market sources, adjusted to reflect differences in servicing, credit and other characteristics.

  Interest receivable, affiliate receivables and escrow deposits are reflected in the financial statement at their amortized cost, which approximates their fair value because of the short-term nature of these instruments.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, has severally agreed to purchase from the Company, the respective number of Series A Preferred Shares set forth opposite its name below:

                                                                NUMBER OF SHARES
                                                                  OF SERIES A
UNDERWRITER                                                     PREFERRED STOCK
- -----------                                                     ----------------
Goldman, Sachs & Co............................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.............
  Total........................................................    8,000,000
                                                                   =========

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the shares offered hereby, if any are taken.

  The Underwriters propose to offer the Series A Preferred Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain brokers and dealers. After the Series A Preferred Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the shares of Series A Preferred Shares or which are convertible or exchangeable into securities which are substantially similar to the shares of Series A Preferred Shares without the prior written consent of the representatives, except for the Series A Preferred Shares offered in connection with the Offering, the Series A2 Preferred Shares issued to Bridgewater simultaneously with the Offering and the Series A3 Preferred Shares.

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Series A Preferred Shares offered by them.

  Prior to the Offering, there has been no public market for the Series A Preferred Shares.

  The Series A Preferred Shares will be listed on the New York Stock Exchange
under the symbol   . In order to meet one of the requirements for listing the
Series A Preferred Shares on the New York Stock Exchange, the Underwriters have undertaken to sell Series A Preferred Shares to a minimum of 100 beneficial holders.

  MBC and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to MBC and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTA-TIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITA-TION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                  -----------

                           SUMMARY TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Additional Information....................................................   4
Prospectus Summary........................................................   5
Risk Factors..............................................................  13
The Company...............................................................  19
Use of Proceeds...........................................................  20
Capitalization............................................................  20
Business and Strategy.....................................................  20
Management................................................................  36
Certain Transactions Constituting the Formation...........................  39
Description of Series A Preferred Shares..................................  42
Description of Capital Stock..............................................  46
Federal Income Tax Considerations.........................................  50
ERISA Considerations......................................................  59
Experts...................................................................  61
Ratings...................................................................  62
Validity of Securities....................................................  62
Glossary..................................................................  63
Index to Financial Statements.............................................  F-1
Underwriting..............................................................  U-1

                                  -----------

 THROUGH AND INCLUDING       , 1996 (THE 25TH DAY AFTER THE COMMENCEMENT OF
THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURI-
TIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DE-LIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UN-
SOLD ALLOTMENTS OR SUBSCRIPTIONS.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                               8,000,000 SHARES

                     MELLON PREFERRED CAPITAL CORPORATION

                                % NON-CUMULATIVE
                           PREFERRED STOCK, SERIES A



                                  -----------

                                  PROSPECTUS
                                  -----------



                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                      REPRESENTATIVES OF THE UNDERWRITERS


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Registration Fee.............................................. $68,965.52
      NASD Fee...................................................... $      *
      NYSE Listing Fee.............................................. $      *
      Printing and Engraving Expenses............................... $      *
      Legal Fees and Expenses....................................... $      *
      Accounting Fees and Expenses.................................. $      *
      Blue Sky Fees and Expenses.................................... $      *
      Financial Advisory Fee........................................ $      *
      Miscellaneous................................................. $      *
                                                                     ----------
      Total......................................................... $      *
                                                                     ==========

- --------
*To be completed by amendment.

ITEM 31. SALES TO SPECIAL PARTIES.

  On April 1, 1996, Mellon Preferred Capital Corporation (the "Company") issued 100 shares of its Common Stock, par value $0.01 per share, to Bridgewater Land Company, Inc. ("Bridgewater"), in exchange for approximately
$            aggregate outstanding principal amount of mortgage loans.
Simultaneously with the closing of the offering of its Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, contemplated hereby, the Company will issue 7,000,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A2, par value $0.01 per share, to Bridgewater. The description of these transactions in the Prospectus under the heading "Certain Transactions Constituting the Formation" is incorporated herein by reference. These shares of Common Stock were issued and Preferred Stock will be issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  See response to Item 31 above.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 67 of Chapter 156B of the Massachusetts Business Corporation Law, which is applicable to the Company, provides as follows:

    Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by
  (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles or organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

    No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

  The Articles of Organization of the Company provide that, to the fullest extent that the MBCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

  The Company's By-laws empower the Company to indemnify any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the MBCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

  In addition, the Company's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Company and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Company, subject to the obligation of the person to repay amounts if it is subsequently adjudicated that such person is not entitled to indemnification. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

  The Company's By-laws also provide that the Company may enter into contracts with any director, officer, employee or agent of the Company in furtherance of the indemnification provisions in the

By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

  The Company's By-laws also empower the Company by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such (including, without limitation, expenses, judgments, fines, (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the MBCL as from time to time in effect, whether or not the Company would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the MBCL.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements

  See F-1 of the Prospectus for a list of the financial statements included as part of the Prospectus.

  (b) Exhibits

  EXHIBIT
  NUMBER                         EXHIBIT
  -------                        -------
 1        --Form of Underwriting Agreement among the Company,
           MBC and the Underwriters                                    *
 3(i)(a)  --Form of Restated Articles of Organization of the
          Company                                                      *
 3(i)(b)  --Form of Certificate of Vote Establishing the
          Series A Preferred Shares                                    *
 3(i)(c)  --Form of Certificate of Vote Establishing the
          Series A2 Preferred Shares                                   *
 3(ii)    --Form of By-laws of the Company                             *
 4(a)     --Specimen of certificate representing Series A
          Preferred Shares                                             *
 4(b)     --Specimen of certificate representing Series A2
          Preferred Shares                                             *
 5        --Opinions of Reed Smith Shaw & McClay and Goodwin,
           Procter & Hoar LLP, relating  to Series A Preferred
           Shares                                                      *
 8        --Opinion of Sullivan & Cromwell, special tax
           counsel to the Company, relating to certain tax
           matters                                                     *
 10(a)    --Form of Mortgage Transfer Agreement between the
           Company and Boston Safe                                     *
 10(b)    --Form of Servicing Agreement between the Company
          and Boston Safe                                              *
 10(c)    --Form of Advisory and Custody Agreement between the
           Company and Boston Safe                                     *
 23(a)    --Consent of KPMG Peat Marwick LLP                     Filed Herewith

                                                                SEQUENTIALLY
  EXHIBIT                                                          NUMBER
  NUMBER                        EXHIBIT                             PAGE
  -------                       -------                         ------------
 23(b)    --Consents of Reed Smith Shaw & McClay and Goodwin,
           Procter & Hoar LLP (included, respectively, in
           Exhibit 5)                                                 *

- --------
*To be filed amendment.

ITEM 36. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 33 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer, or controlling person in connection with the securities registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on the 23rd day of September, 1996.

                                       MELLON PREFERRED CAPITAL CORPORATION

                                       By: /s/ W. Keith Smith
                                           --------------------------
                                                W. Keith Smith
                                                   President

                       POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned directors and officers of Mellon Preferred Capital Corporation, do hereby constitute and appoint Carl Krasik, Marilyn K. Kolb and Ann M. Sawchuck and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Carl Krasik, Marilyn K. Kolb and Ann M. Sawchuck, or any of them, may deem necessary or advisable to enable Mellon Preferred Capital Corporation, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Carl Krasik, Marilyn K. Kolb and Ann M. Sawchuck, or any of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                        TITLE                    DATE

/s/ W. Keith Smith              Principal executive officer  September 23, 1996
- -----------------------------   and Director
      W. Keith Smith

/s/ Michael K. Hughey           Principal financial and      September 23, 1996
- -----------------------------   accounting officer and
     Michael K. Hughey          Director

/s/ Christopher M. Condron      Director                     September 23, 1996
- -----------------------------
   Christopher M. Condron

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                         EXHIBIT
  -------                        -------
 1        --Form of Underwriting Agreement among the Company,
           MBC and the Underwriters                                    *
 3(i)(a)  --Form of Restated Articles of Organization of the
           Company                                                     *
 3(i)(b)  --Form of Certificate of Vote Establishing the
           Series A Preferred Shares                                   *
 3(i)(c)  --Form of Certificate of Vote Establishing the
           Series A2 Preferred Shares                                  *
 3(ii)    --Form of By-laws of the Company                             *
 4(a)     --Specimen of certificate representing Series A
           Preferred Shares                                            *
 4(b)     --Specimen of certificate representing Series A2
           Preferred Shares                                            *
 5        --Opinions of Reed Smith Shaw & McClay and Goodwin,
           Procter & Hoar LLP, relating to Series A Preferred
           Shares                                                      *
 8        --Opinion of Sullivan & Cromwell, special tax
           counsel to the Company, relating to certain tax
           matters                                                     *
 10(a)    --Form of Mortgage Transfer Agreement between the
           Company and Boston Safe                                     *
 10(b)    --Form of Servicing Agreement between the Company
           and Boston Safe                                             *
 10(c)    --Form of Advisory and Custody Agreement between the
           Company and Boston Safe                                     *
 23(a)    --Consent of KPMG Peat Marwick LLP                     Filed Herewith
 23(b)    --Consents of Reed Smith Shaw & McClay and Goodwin,
           Procter & Hoar LLP (included, respectively, in
           Exhibit 5)                                                  *

- --------
*To be filed by amendment.